UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LOWE’S COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Lowe’s Companies, Inc.

Notice of
Annual Meeting
and
Proxy Statement

2007

Corporate Offices	1000 Lowe’s Boulevard
Mooresville, North Carolina 28117

LOWE’S
COMPANIES, INC.
April 12, 2007

TO LOWE’S SHAREHOLDERS:

It is my pleasure to invite you to our 2007 Annual Meeting to be held at the Ballantyne Resort, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina, on Friday, May 25, 2007 at 10:00 a.m. Directions to the Ballantyne Resort are printed on the back of the Proxy Statement.

We intend to broadcast the meeting live on the Internet. To access the webcast, visit Lowe’s website (www.Lowes.com/investor) where a link will be posted a few days before the meeting. A replay of the Annual Meeting will also be available beginning approximately three hours after the meeting concludes and will continue to be available until the date of the Company’s 2008 Annual Meeting.

The formal Notice of Annual Meeting of Shareholders and Proxy Statement are enclosed with this letter. The Proxy Statement tells you about the agenda and the procedures for the meeting. There are eight items of business on this year’s agenda, each as described in detail in the Proxy Statement. Your vote by proxy or in person at the meeting is important.

Yours cordially,

Robert A. Niblock
Chairman of the Board
and Chief Executive Officer

Notice of
Annual Meeting of Shareholders
of Lowe’s Companies, Inc.

Date:	May 25, 2007

Time:	10:00 a.m.

Place:	Ballantyne Resort 10000 Ballantyne Commons Parkway Charlotte, North Carolina

Purpose:	1. To elect four Class III directors to a term of three years.

2. To approve an amendment to the Lowe’s Companies Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the Plan.

3. To ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Company for the 2007 Fiscal Year.

4. To consider and vote upon five shareholder proposals set forth at pages 30 through 40 in the accompanying Proxy Statement.

5. To transact such other business as may be properly brought before the Annual Meeting of Shareholders.

Only shareholders of record at the close of business on March 30, 2007 will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any postponement or adjournment thereof.

The Company’s Proxy Statement is attached. Financial and other information is contained in the Company’s Annual Report to Shareholders for the Fiscal Year ended February 2, 2007, which accompanies this Notice of Annual Meeting of Shareholders.

By Order of the Board of Directors,

Gaither M. Keener, Jr.
Senior Vice President,
General Counsel, Secretary &
Chief Compliance Officer

Mooresville, North Carolina
April 12, 2007

Your vote is important. To vote your shares by proxy you may do any one of the following:

•	Vote at the internet site address listed on your proxy card;
•	Call the toll-free number listed on your proxy card; or
•	Sign, date and return in the envelope provided the enclosed proxy card.

If you choose the third option, please do so promptly to ensure your proxy arrives in sufficient time.

GENERAL INFORMATION	1

PROPOSAL ONE: ELECTION OF DIRECTORS	3

INFORMATION CONCERNING THE NOMINEES	3

INFORMATION CONCERNING CONTINUING DIRECTORS	4

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD	5

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	13

COMPENSATION OF EXECUTIVE OFFICERS	13

ROLE OF THE COMPENSATION AND ORGANIZATION COMMITTEE	13

COMPENSATION DISCUSSION AND ANALYSIS	14

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL	18

SUMMARY COMPENSATION TABLE	19

GRANTS OF PLAN-BASED AWARDS	20

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	21

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END	22

NONQUALIFIED DEFERRED COMPENSATION	22

REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE	24

RELATED-PARTY TRANSACTIONS	24

PROPOSAL TWO: TO APPROVE AN AMENDMENT TO THE LOWE’S COMPANIES EMPLOYEE STOCK PURCHASE PLAN — STOCK OPTIONS FOR EVERYONE — TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN	25

AUDIT MATTERS	28

PROPOSAL THREE: TO RATIFY THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS	29

PROPOSAL FOUR: TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL ESTABLISHING MINIMUM SHARE OWNERSHIP REQUIREMENTS FOR DIRECTOR NOMINEES	30

PROPOSAL FIVE: TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL REQUESTING ANNUAL REPORT ON WOOD PROCUREMENT	31

PROPOSAL SIX: TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL REGARDING ANNUAL ELECTION OF EACH DIRECTOR	33

PROPOSAL SEVEN: TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL REGARDING EXECUTIVE SEVERANCE AGREEMENTS	36

PROPOSAL EIGHT: TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL REGARDING EXECUTIVE COMPENSATION PLAN	38

ADDITIONAL INFORMATION	40

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING	41

ANNUAL REPORT	41

MISCELLANEOUS	41

APPENDIX A: CATEGORICAL STANDARDS FOR DETERMINATION OF DIRECTOR INDEPENDENCE	A-1

APPENDIX B: LOWE’S COMPANIES EMPLOYEE STOCK PURCHASE PLAN — STOCK OPTIONS FOR EVERYONE	B-1

APPENDIX C: LOWE’S COMPANIES, INC. SENIOR EXECUTIVE SEVERANCE AGREEMENT POLICY	C-1

Lowe’s Companies, Inc.

Proxy Statement
for
Annual Meeting of Shareholders
May 25, 2007

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (“Board of Directors” or “Board”) of Lowe’s Companies, Inc. (“Company” or “Lowe’s”) of proxies to be voted at the Annual Meeting of Shareholders to be held at the Ballantyne Resort located at 10000 Ballantyne Commons Parkway, Charlotte, North Carolina on Friday, May 25, 2007 at 10:00 a.m. It is anticipated that this Proxy Statement and the enclosed form of proxy will first be sent to shareholders on or about April 13, 2007.

Outstanding Shares

On March 30, 2007, there were 1,505,723,650 shares of Company common stock (“Common Stock”) outstanding and entitled to vote. Shareholders are entitled to one vote for each share held on all matters to come before the meeting.

Who May Vote

Only shareholders of record at the close of business on March 30, 2007 are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

How To Vote

You may vote by proxy or in person at the meeting. To vote by proxy, you may: vote at the Internet site address listed on your proxy card; call the toll-free number set forth on your proxy card; or mail your signed and dated proxy card to our tabulator in the envelope provided. Even if you plan to attend the meeting, we recommend that you vote by proxy prior to the meeting. You can always change your vote as described below.

How Proxies Work

The Board of Directors is asking for your proxy. By giving us your proxy, you authorize the proxyholders (members of Lowe’s management) to vote your shares at the meeting in the manner you direct. If you do not specify how you wish the proxyholders to vote your shares, they will vote your shares “FOR ALL” director nominees, “FOR” the proposal to approve the amendment to the Lowe’s Companies Employee Stock Purchase Plan — Stock Options For Everyone — to increase the number of shares authorized for issuance under the Plan, “FOR” ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent accountants, and “AGAINST” each of the five shareholder proposals. The proxyholders also will vote shares according to their discretion on any other matter properly brought before the meeting.

You may receive more than one proxy card depending on how you hold your shares. Generally, in order to vote all of your shares, you need to vote on the Internet, call the toll-free number set forth on your proxy card, or sign, date and return all of your proxy cards. For example, if you hold shares through someone else, such as a stockbroker, you may get proxy materials from that person. Shares registered in your name are covered by a separate proxy card.

If for any reason any of the nominees for election as director becomes unavailable for election, discretionary authority may be exercised by the proxyholders to vote for substitutes proposed by the Board of Directors.

Abstentions and shares held of record by a broker or its nominee (“broker shares”) that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker shares that are not voted on any matter at the meeting are not included in determining whether a quorum is present. The vote required to approve each of the matters to be considered at the meeting is disclosed below and under the caption for such matters.

Under New York Stock Exchange (“NYSE”) rules, the proposals to elect directors and ratify the appointment of the independent accountants are considered “discretionary” items. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions. The proposal to approve the amendment to the Company’s Employee Stock Purchase Plan and the five shareholder proposals are

“non-discretionary” matters, which means that brokerage firms may not use their discretion to vote on such matters without express voting instructions from their customers.

Quorum

In order to carry out the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by the Company are not voted and do not count for this purpose.

Revoking Your Proxy

The shares represented by a proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a proxy bearing a later date. A proxy is also revoked if the person who executed the proxy is present at the meeting and elects to vote in person.

Votes Needed

Election of Directors.  At the 2006 Annual Meeting, the shareholders approved amendments to the Company’s Articles of Incorporation that, among other things, provide that in uncontested elections, directors be elected by the affirmative vote of a majority of the outstanding shares of the Company’s voting securities voted at the meeting, including those shares in respect of which votes are “withheld.” In the event that a director nominee fails to receive the required majority vote, the Board of Directors may decrease the number of directors, fill any vacancy, or take other appropriate action. If the number of nominees exceeds the number of directors to be elected, directors will continue to be elected by a plurality of the votes cast by the holders of voting securities entitled to vote in the election. The Board of Directors believes this change in the standard for electing directors, which will be in effect for the first time at the 2007 Annual Meeting, gives Lowe’s shareholders a more meaningful role in electing directors.

Other Proposals.  Approval of the other proposals and any other matter properly brought before the meeting requires the favorable vote of a majority of the votes cast. Votes that are withheld from all or from specified director nominees are not included in determining the number of votes cast on other matters.

Our Voting Recommendation

Our Board of Directors recommends that you vote:

•	“FOR” each of our nominees to the Board of Directors;

•	“FOR” the amendment to the Lowe’s Companies Employee Stock Purchase Plan — Stock Options For Everyone — to increase the number of shares authorized for issuance under the Plan;

•	“FOR” ratifying Deloitte & Touche LLP as our independent accountants;

•	“AGAINST” the shareholder proposal establishing minimum share ownership requirements for director nominees;

•	“AGAINST” the shareholder proposal requesting annual report on wood procurement;

•	“AGAINST” the shareholder proposal regarding annual election of each director;

•	“AGAINST” the shareholder proposal regarding executive severance agreements; and

•	“AGAINST” the shareholder proposal regarding executive compensation plan.

Proxy cards that are timely signed, dated and returned but do not contain instructions on how you want to vote will be voted in accordance with our Board of Directors’ recommendations.

Voting Results

The preliminary voting results will be announced at the meeting. The final voting results will be published in our quarterly report on Form 10-Q for the second quarter of Fiscal Year 2007.

Attending In Person

Only shareholders, their designated proxies and guests of the Company may attend the meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS

The number of directors is currently fixed at 11. The Articles of Incorporation of the Company divide the Board into three classes, designated Class I, Class II and Class III, with one class standing for election each year for a three-year term. The four nominees standing for election as Class III directors at the 2007 Annual Meeting of Shareholders are: David W. Bernauer; Leonard L. Berry; Dawn E. Hudson; and Robert A. Niblock. If elected, each Class III nominee will serve until his or her term expires in 2010 or until a successor is duly elected and qualified.

All of the nominees (with the exception of David W. Bernauer) are currently serving as directors. David W. Bernauer has been nominated to replace Paul Fulton who is retiring at the end of his current term. Mr. Bernauer was recommended to the Governance Committee as a potential nominee for election to the Board by an executive search firm engaged by the Governance Committee.

Unless authority to vote in the election of directors is withheld, it is the intention of the persons named as proxies to vote “FOR ALL” of the four nominees. If at the time of the meeting any of these nominees is unavailable for election as a director for any reason, which is not expected to occur, the proxyholders will vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

INFORMATION CONCERNING THE NOMINEES

Nominees for Election as Class III Directors — Term to Expire in 2010

David W. Bernauer	Director Nominee
Age: 63

Non-Executive Chairman of the board of directors of Walgreen Co., the nation’s largest drugstore chain, since January 2007. From January 2002 until July 2006, he served as Chief Executive Officer of Walgreen, at which time he stepped down from his executive duties with the Company while remaining Chairman of the Board, a position he had held since January 2003. From 1999 to January 2002, he served as President and Chief Operating Officer of Walgreen. He has served in various management positions, with increasing areas of responsibility, at Walgreen since 1966. He also serves on the board of directors of Office Depot, Inc.

Leonard L. Berry	Director Since: 1998
Age: 64

Member of Compensation and Organization Committee and Governance Committee. Distinguished Professor of Marketing, M.B. Zale Chair in Retailing and Marketing Leadership, and Professor of Humanities in Medicine, Texas A&M University, since 1982. He also serves on the boards of directors of Darden Restaurants, Inc. and Genesco Inc.

Dawn E. Hudson	Director Since: 2001
Age: 49

Member of Compensation and Organization Committee and Governance Committee. President and Chief Executive Officer of Pepsi-Cola North America, a beverage maker and franchise company, since June 2002 and March 2005, respectively. Senior Vice President, Strategy and Marketing for Pepsi-Cola North America, 1997-2002.

Robert A. Niblock	Director Since: 2004
Age: 44

Chairman of Executive Committee. Chairman of the Board and Chief Executive Officer of Lowe’s Companies, Inc. since January 2005. President from March 2003 to December 2006. Executive Vice President and Chief Financial Officer, 2001-2003. Senior Vice President and Chief Financial Officer, 2000-2001.

INFORMATION CONCERNING CONTINUING DIRECTORS

Class I Directors — Term to Expire in 2008

Robert A. Ingram	Director Since: 2001
Age: 64

Member of Compensation and Organization Committee and Governance Committee. Vice Chairman Pharmaceuticals, GlaxoSmithKline, a pharmaceutical research and development company, since January 2003. Chief Operating Officer and President, Pharmaceutical Operations of GlaxoSmithKline, January 2001-2002. Chief Executive Officer of Glaxo Wellcome plc, 1997-2000. Chairman of Glaxo Wellcome Inc. (Glaxo Wellcome plc’s United States subsidiary), 1999-2000. Chairman, President and Chief Executive Officer of Glaxo Wellcome Inc., 1997-1999. He also serves on the boards of directors of Allergan, Inc.; Edwards Lifesciences Corporation; OSI Pharmaceuticals, Inc. (Chairman); Valeant Pharmaceuticals International (Chairman); and Wachovia Corporation. Mr. Ingram is also a member of the board of advisors for the H. Lee Moffitt Cancer Center & Research Institute.

Robert L. Johnson	Director Since: 2005
Age: 61

Member of Audit Committee and Governance Committee. Founder and Chairman of the RLJ Companies, which owns or holds interests in companies operating in professional sports (including the NBA Charlotte Bobcats), hospitality/restaurant, real estate, financial services, gaming and recording industries. Prior to forming the RLJ Companies, he was founder and chairman of Black Entertainment Television (“BET”), which was acquired in 2000 by Viacom Inc., a media-entertainment holding company. Mr. Johnson continued to serve as Chief Executive Officer of BET until 2005. He also serves on the board of directors of Strayer Education, Inc.

Richard K. Lochridge	Director Since: 1998
Age: 63

Member of Audit Committee and Governance Committee. President, Lochridge & Company, Inc., a general management consulting firm, since 1986. He also serves on the boards of directors of Dover Corporation; John H. Harland Company; and PetSmart, Inc.

Class II Directors — Term to Expire in 2009

Peter C. Browning	Director Since: 1998
Age: 65

Member of Audit Committee and Governance Committee. Dean of the McColl Graduate School of Business at Queens University of Charlotte from March 2002 to May 2005. Non-Executive Chairman 2000-2006 and Lead Director 2006-2007, Nucor Corporation, a steel manufacturer. President and CEO of Sonoco Products Company, a manufacturer of industrial and consumer packaging products, 1998-2000. He also serves on the boards of directors of Acuity Brands Inc.; EnPro Industries, Inc.; Nucor Corporation; The Phoenix Companies, Inc.; and Wachovia Corporation.

Marshall O. Larsen	Director Since: 2004
Age: 58

Chairman of Compensation and Organization Committee and member of Executive Committee and Governance Committee. Chairman of Goodrich Corporation, a supplier of systems and services to the aerospace and defense industry, since October 2003, and President and Chief Executive Officer since February 2002 and April 2003, respectively. Chief Operating Officer of Goodrich Corporation from February 2002 to April 2003. Executive Vice President of Goodrich Corporation and President and Chief Operating Officer of Goodrich Aerospace Corporation, a subsidiary of Goodrich Corporation, 1995-2002.

Stephen F. Page	Director Since: 2003
Age: 67

Chairman of Audit Committee and member of Executive Committee and Governance Committee. Served as Vice Chairman and Chief Financial Officer of United Technologies Corporation, manufacturer of high-technology products and services to the building systems and aerospace industries, from 2002 until his retirement in 2004. President and Chief Executive Officer of Otis Elevator Company, a subsidiary of United Technologies Corporation, from 1997 to 2002. He also serves on the boards of directors of Liberty Mutual Holding Company, Inc. and PACCAR Inc.

O. Temple Sloan, Jr.	Director Since: 2004
Age: 68

Chairman of Governance Committee and member of Audit Committee and Executive Committee. Chairman and Chief Executive Officer of General Parts International, Inc., Raleigh, North Carolina, a distributor of automotive replacement parts. He also serves on the boards of directors of Bank of America Corporation and Highwoods Properties, Inc., where he serves as Chairman of the Board.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Governance Guidelines and Code of Conduct

The Board of Directors has adopted Corporate Governance Guidelines setting forth guidelines and standards with respect to the role and composition of the Board, the functioning of the Board and its committees, the compensation of directors, succession planning and management development, the Board’s and its committees’ access to independent advisers and other matters. The Governance Committee of the Board of Directors regularly reviews and assesses corporate governance developments and recommends to the Board modifications to the Corporate Governance Guidelines as warranted. The Company has also adopted a Code of Business Conduct and Ethics for its directors, officers and employees. The Governance Guidelines and Code of Conduct are posted on the Company’s website at (www.Lowes.com/investor). Shareholders and other interested persons may obtain a written copy of the Governance Guidelines and Code of Conduct by contacting Gaither M. Keener, Jr., Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, at Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.

Director Independence

Lowe’s Corporate Governance Guidelines provide that in accordance with long-standing policy, a substantial majority of the members of the Company’s Board of Directors must qualify as independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. As permitted by NYSE rules, the Board has adopted Categorical Standards for Determination of Director Independence (“Categorical Standards”) to assist the Board in making determinations of independence. A copy of these Categorical Standards is attached as Appendix A to this Proxy Statement.

The Governance Committee and the Board have evaluated the transactions, relationships or arrangements between each director and director nominee (and his or her immediate family members and related interests) and the Company in each of the most recent three completed fiscal years. They include the following, all of which were entered into by the Company in the ordinary course of business:

•	Temple Sloan and Paul Fulton are members of the board of directors of Bank of America Corporation, and Peter Browning and Robert Ingram are members of the board of directors of Wachovia Corporation. The Company has commercial banking and capital markets relationships with subsidiaries of both of these bank holding companies.

•	Temple Sloan is Chairman of the board of directors of Highwoods Properties, a real estate investment trust from which the Company leases a facility for its data center.

•	Stephen Page serves on the board of directors of Liberty Mutual Holding Company, Inc. The Company purchases insurance from several of its subsidiaries covering various business risks.

•	Robert Johnson serves on the board of directors and is controlling shareholder of Urban Trust Bank, which the Company uses as a depositary bank. Mr. Johnson also controls and is an officer of the organization that owns the Charlotte Bobcats NBA team. The Company has a multi-year sponsorship agreement with the team.

•	Dawn Hudson is an executive officer of PepsiCo from which the Company purchases Gatorade branded liquid refreshment products.

•	Richard Lochridge serves on the board of directors of Dover Corporation, which, through several of its subsidiaries, is a vendor to Lowe’s for various products.

•	Peter Browning serves on the board of directors of Acuity Brands, Inc. from which the Company purchases various lighting products.

•	David Bernauer, a director nominee, serves on the board of directors of Office Depot, Inc. from which the Company purchases office equipment and supplies.

In addition, with respect to Robert Johnson and Marshall Larsen, the Board considered the amount of the Company’s discretionary charitable contributions to charitable organizations where they, or a member of their immediate families, serve as a director or trustee.

As a result of this evaluation, the Board has affirmatively determined, upon the recommendation of the Governance Committee, that currently each director and director nominee, other than Robert Niblock, and all of the members of the Audit Committee, Compensation and Organization Committee, and Governance Committee, are “independent” within the Company’s Categorical Standards and the NYSE rules, and, in the case of Audit Committee members, the separate Securities and Exchange Commission requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their compensation as directors.

Compensation of Directors

Annual Retainer Fees.  Directors who are not employed by the Company are paid an annual retainer of $75,000, and non-employee directors who serve as a committee chairman receive an additional $15,000 annually, or $25,000 annually in the case of the Audit Committee Chairman, for serving in such position. Directors who are employed by the Company receive no additional compensation for serving as directors.

Stock Awards.  In May 2005, shareholders approved an amended and restated Director’s Stock Option and Deferred Stock Unit Plan, allowing the Board to elect to grant deferred stock units or options to purchase Common Stock at the first directors’ meeting following the Annual Meeting of Shareholders each year (“Award Date”) to non-employee directors. Beginning with the directors’ meeting following the Annual Meeting of Shareholders held May 27, 2005, it has been the Board’s policy to grant only deferred stock units. Each deferred stock unit represents the right to receive one share of Lowe’s Common Stock. The annual grant of deferred stock units for each of the Company’s directors who is not employed by the Company is determined by taking the annual grant amount of $115,000 and dividing it by the closing price of a share of Lowe’s Common Stock as reported on the NYSE on the Award Date, which amount is then rounded up to the next 100 units. The deferred stock units receive dividend equivalent credits, in the form of additional units, for any cash dividends paid with respect to Common Stock. All units credited to a director are fully vested and will be paid in the form of Common Stock after the termination of the director’s service.

Deferral of Annual Retainer Fees.  In 1994, the Board adopted the Lowe’s Companies, Inc. Directors’ Deferred Compensation Plan. This plan allows each non-employee director to defer receipt of all, but not less than all, of the annual retainer and any committee chairman fees otherwise payable to the director in cash. Deferrals are credited to a bookkeeping account and account values are adjusted based on the investment measure selected by the director. One investment measure adjusts the account value based on the Wachovia Bank, N.A. prime rate plus 1%, adjusted each quarter. The other investment measure assumes that the deferrals are invested in Lowe’s Common Stock with reinvestment of all dividends. A director may allocate deferrals between the two investment measures in

25% multiples. Account balances may not be reallocated between the investment measures. Account balances are paid in cash in a single sum payment following the termination of a director’s service.

The following table summarizes the compensation paid to non-employee directors during Fiscal Year 2006:

Director Compensation Table
For Fiscal Year Ended 02/02/07

				Change in
				Pension
				Value and
				Nonqualified
				Deferred
	Fees Earned or	Stock	Option	Compensation
	Paid in Cash	Awards	Awards	Earnings	Total
Name	($)	($) (1)	($) (2)	($) (3)	($)

Leonard L. Berry	75,000	115,022	-0-	-0-	190,022
Peter C. Browning	75,000	115,022	-0-	-0-	190,022
Paul Fulton	75,000	115,022	-0-	-0-	190,022
Dawn E. Hudson	75,000	115,022	-0-	-0-	190,022
Robert A. Ingram	75,000	115,022	-0-	-0-	190,022
Robert L. Johnson	75,000	115,022	-0-	-0-	190,022
Marshall O. Larsen	90,000	115,022	-0-	4,259	209,281
Richard K. Lochridge	75,000	115,022	-0-	-0-	190,022
Stephen F. Page	100,000	115,022	-0-	-0-	215,022
O. Temple Sloan, Jr.	90,000	115,022	-0-	-0-	205,022

(1)	As of February 2, 2007, each non-employee director held 6,845 deferred stock units.

(2)	As of February 2, 2007, non-employee directors held options to acquire shares of Lowe’s Common Stock previously granted to them under the Lowe’s Companies, Inc. Directors’ Stock Option Plan as shown in the table below.

	Number	Number	Total
Name	Vested	Not Vested	Outstanding

Leonard L. Berry	24,000	2,666	26,666
Peter C. Browning	37,334	2,666	40,000
Paul Fulton	37,334	2,666	40,000
Dawn E. Hudson	29,334	2,666	32,000
Robert A. Ingram	29,334	2,666	32,000
Robert L. Johnson	-0-	-0-	-0-
Marshall O. Larsen	5,334	2,666	8,000
Richard K. Lochridge	29,334	2,666	32,000
Stephen F. Page	5,334	2,666	8,000
O. Temple Sloan, Jr.	5,334	2,666	8,000

(3)	Amount shown represents the above-market portion of interest credited on deferred annual retainer and committee chairman fees for the director who has selected the investment measure that adjusts his account value based on the Wachovia Bank, N.A. prime rate plus 1%.

Board Meetings and Committees of the Board

Attendance at Board and Committee Meetings.  During Fiscal Year 2006, the Board of Directors held six meetings. All incumbent directors attended at least 75% of all meetings of the Board and the committees on which they served.

Executive Sessions of the Non-management Directors.  The non-management directors, all of whom are independent, meet in regularly scheduled executive sessions. Mr. Sloan, Chairman of the Governance Committee, presides over these executive sessions and in his absence, the non-management directors may select another non-management director present to preside.

Attendance at Annual Meetings of Shareholders.  Directors are expected to attend the Annual Meeting of Shareholders. All of the incumbent directors attended last year’s Annual Meeting of Shareholders.

Committees of the Board of Directors and their Charters.  The Board has four standing committees: the Audit Committee; the Compensation and Organization Committee; the Executive Committee; and the Governance Committee. Each of these committees, other than the Executive Committee, acts pursuant to a written charter adopted by the Board of Directors. The Executive Committee operates in accordance with specific provisions of the Bylaws. A copy of each written committee charter is available on our website at (www.Lowes.com/investor). You may also obtain a copy of each written committee charter by contacting Gaither M. Keener, Jr., Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, at Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.

How to Communicate with the Board of Directors and Independent Directors.  Interested persons wishing to communicate with the Board of Directors may do so by sending a written communication addressed to the Board or to any member individually in care of Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117. Interested persons wishing to communicate with the independent directors as a group, may do so by sending a written communication addressed to O. Temple Sloan, Jr., as Chairman of the Governance Committee, in care of Lowe’s Companies, Inc., 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117. Any communication addressed to a director that is received at Lowe’s principal executive offices will be delivered or forwarded to the individual director as soon as practicable. Lowe’s will forward all communications received from its shareholders or other interested persons that are addressed simply to the Board of Directors to the chairman of the committee of the Board of Directors whose purpose and function is most closely related to the subject matter of the communication.

Audit Committee

Number of Members:	Five

Members:	Stephen F. Page (Chairman), Peter C. Browning, Robert L. Johnson, Richard K. Lochridge and O. Temple Sloan, Jr.

Number of Meetings in Fiscal Year 2006:	Ten

Purpose and Functions:	The primary purpose of the Audit Committee is to assist the Board of Directors in monitoring (A) the integrity of the financial statements, (B) compliance by the Company with its established internal controls and applicable legal and regulatory requirements, (C) the performance of the Company’s internal audit function and independent accountants, and (D) the independent accountants’ qualifications and independence. In addition, the Audit Committee is responsible for preparing the Report of the Audit Committee included in this Proxy Statement. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the Company’s independent accountants. In addition, the Audit Committee is solely responsible for pre-approving all engagements related to audit, review and attest reports required under the securities laws, as well as any other engagements permissible under the Securities Exchange Act of 1934, as amended (“Exchange Act”), for services to be performed for the Company by its independent accountants, including the fees and terms applicable thereto. The Audit Committee is also responsible for reviewing and approving the appointment, annual performance, replacement, reassignment or discharge of the Vice President of Internal Audit. The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the independent accountants for audit services, audit-related services, tax services and all other services; reviews with the Company’s Vice President of Internal Audit the work of the Internal Audit Department; reviews financial statements and the accounting principles being applied thereto; and reviews audit results and other matters relating to internal control and compliance with the Company’s Code of Business Conduct and Ethics. The Audit Committee has

established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters. Each member of the Audit Committee is “financially literate,” as that term is defined under NYSE rules, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert”, as such term is defined by the Securities and Exchange Commission (“SEC”), and has designated Stephen F. Page, Chairman of the Audit Committee, as an audit committee financial expert. Each member of the Audit Committee is also “independent” as that term is defined under Rule 10A-3(b)(l)(ii) of the Exchange Act, the Categorical Standards and the current listing standards of the NYSE. No changes have been made to the Audit Committee Charter previously approved by the Board of Directors, a copy of which is available on our website. The members of the Audit Committee annually review the Audit Committee Charter and conduct an annual performance evaluation of the Audit Committee performance with the assistance of the Governance Committee.

Compensation and Organization Committee

Number of Members:	Five

Members:	Marshall O. Larsen (Chairman), Leonard L. Berry, Paul Fulton, Dawn E. Hudson and Robert A. Ingram

Number of Meetings in Fiscal Year 2006:	Six

Purpose and Functions:	The primary purpose of the Compensation and Organization Committee (“Compensation Committee”) is to discharge the responsibilities of the Board of Directors relating to compensation, organization and succession planning for the Company’s executives. The Compensation Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of these established goals and objectives and, based upon this evaluation, recommends to the Board for approval by the independent directors, the Chief Executive Officer’s annual compensation. The Compensation Committee also reviews and approves the compensation of all other executive officers of the Company, and reviews and approves all annual management incentive plans and all awards under multi-year incentive plans, including equity-based incentive arrangements authorized under the Company’s equity incentive compensation plans. The Compensation Committee is also responsible for reviewing and discussing with management the Company’s compensation discussion and analysis (the “CD&A”) and recommending to the Board that the CD&A be included in the Company’s Annual Report and Proxy Statement. In addition, the Compensation Committee is responsible for preparing the Report of the Compensation Committee included in this Proxy Statement. The Compensation Committee is also charged with assuring that a succession plan is maintained for the Chief Executive Officer and his direct reports. The Compensation Committee conducts an annual performance evaluation of its performance with the assistance of the Governance Committee. Each member of the Compensation Committee is “independent” within the meaning of the Categorical Standards and the current listing standards of the NYSE.

Executive Committee

Number of Members:	Four

Members:	Robert A. Niblock (Chairman), Marshall O. Larsen, Stephen F. Page and O. Temple Sloan, Jr.

Number of Meetings in Fiscal Year 2006:	One

Purpose and Functions:	The Executive Committee functions in the intervals between meetings of the Board to approve matters which require formal action by or on behalf of the Board on an interim basis. The Executive Committee is generally authorized to have and to exercise all powers of the Board, except those reserved to the Board of Directors by the North Carolina Business Corporation Act or the Bylaws.

Governance Committee

Number of Members:	Ten

Members:	O. Temple Sloan, Jr. (Chairman), Leonard L. Berry, Peter C. Browning, Paul Fulton, Dawn E. Hudson, Robert A. Ingram, Robert L. Johnson, Marshall O. Larsen, Richard K. Lochridge and Stephen F. Page

Number of Meetings in Fiscal Year 2006:	Four

Purpose and Functions:	The purpose of the Governance Committee, which functions both as a governance and as a nominating committee, is to (A) identify and recommend individuals to the Board for nomination as members of the Board and its committees consistent with the criteria approved by the Board, (B) develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company, and (C) oversee the evaluation of the Board, its committees and the Chief Executive Officer of the Company. The Governance Committee’s nominating responsibilities include (1) developing criteria for evaluation of candidates for the Board and its committees, (2) screening and reviewing candidates for election to the Board, (3) recommending to the Board the nominees for directors to be appointed to fill vacancies or to be elected at the next Annual Meeting of Shareholders, (4) assisting the Board in determining and monitoring whether or not each director and nominee is “independent” within the meaning of the Categorical Standards and applicable rules and laws, (5) recommending to the Board for its approval the membership and chairperson of each committee of the Board, and (6) assisting the Board in an annual performance evaluation of the Board and each of its committees.

The Governance Committee will consider nominees recommended by shareholders, and its process for doing so is no different than its process for screening and evaluating candidates suggested by directors, management of the Company or third parties. The Bylaws require that any such recommendation should be submitted in writing to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders. If mailed, such notice shall be deemed to have been given when received by the Secretary. A shareholder’s nomination for director shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (1) information relating to such person similar in substance to that required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, (2) such person’s written consent to being named as nominee and to serving as a director if elected, and (3) such person’s written consent to provide information the Board of Directors reasonably requests to determine whether such person qualifies as an independent director under the Company’s Corporate Governance Guidelines, and (ii) as to the shareholder giving the notice, (A) the name and address, as they appear on the Company’s books, of such shareholder, and (B) the number of shares of Common Stock which are owned of record or beneficially by such shareholder. At the request of the Board of Directors, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions prescribed by the Bylaws and, if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded. The Governance Committee considers a variety of factors when determining whether to recommend a nominee for election to the Board of Directors, including those set forth in the Company’s Corporate Governance Guidelines. In general, candidates nominated for election or re-election to the Board of Directors should possess the following qualifications:
• high personal and professional ethics, integrity, practical wisdom and mature judgment;
• broad training and experience in policy-making decisions in business, government, education or technology;
• expertise that is useful to the Company and complementary to the background and experience of other directors;
• willingness to devote the amount of time necessary to carry out the duties and responsibilities of Board membership;
• commitment to serve on the Board over a period of several years in order to develop knowledge about the Company’s principal operations; and
• willingness to represent the best interests of all shareholders and objectively appraise management performance.

Under the Company’s policy for review, approval or ratification of transactions with related persons, the Governance Committee reviews all transactions, arrangements or relationships that are not pre-approved under the policy and could potentially be required to be reported under the rules of the SEC for disclosure of transactions with related persons and either approves, ratifies or disapproves of the Company’s entry into them.

Each member of the Governance Committee is “independent” within the meaning of the Categorical Standards and the current listing standards of the NYSE. The Governance Committee annually reviews and evaluates its own performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of Common Stock as of March 30, 2007, except as otherwise noted, by each director, each nominee for election as a director, the named executive officers listed in the Summary Compensation Table, each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Stock, and the incumbent directors, director nominees and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name, subject to community property laws where applicable.

	Number of		Percent of
Name or Number of Persons in Group	Shares (1)		Class

David W. Bernauer	10,000		*
Leonard L. Berry	49,311		*
Gregory M. Bridgeford	893,093		*
Peter C. Browning	54,337		*
Charles W. (Nick) Canter	587,746		*
Paul Fulton	103,955		*
Dawn E. Hudson	39,645		*
Robert F. Hull, Jr.	401,656		*
Robert A. Ingram	38,845		*
Robert L. Johnson	6,845		*
Marshall O. Larsen	15,845		*
Richard K. Lochridge	57,070		*
Robert A. Niblock	1,562,853		*
Stephen F. Page	18,845		*
O. Temple Sloan, Jr.	233,219		*
Larry D. Stone	1,798,345		*
Directors, Director Nominee and Executive Officers as a Group (23 total)	7,383,774		*
State Street Bank and Trust Company, Trustee	106,895,699	(2)	7.1%
225 Franklin Street
Boston, MA 02110
Capital Research and Management Company	314,590,900	(3)	20.9%
333 South Hope Street
Los Angeles, CA 90071

*	Less than 1%

(1)	Includes shares that may be acquired or issued within 60 days under the Company’s stock option and award plans as follows: Mr. Berry 33,511 shares; Mr. Bridgeford 449,862 shares; Mr. Browning 38,845 shares; Mr. Canter 274,616 shares; Mr. Fulton 38,845 shares; Ms. Hudson 38,845 shares; Mr. Hull 238,260 shares; Mr. Ingram 38,845 shares; Mr. Johnson 6,845 shares; Mr. Larsen 14,845 shares; Mr. Lochridge 38,845 shares; Mr. Niblock 1,002,720 shares; Mr. Page 14,845 shares; Mr. Sloan 14,845 shares; Mr. Stone 1,157,096 shares; and all executive officers and directors as a group 4,220,656 shares.

(2)	Shares held at December 31, 2006, according to a Schedule 13G filed on February 12, 2007 with the SEC, which total includes 67,774,176 shares held in trust for the benefit of the Company’s 401(k) Plan participants. Shares allocated to participants’ 401(k) Plan accounts are voted by the participants by giving voting instructions to State Street Bank. The Company’s fiduciary committee directs the Trustee in the manner in which shares not voted by participants are to be voted. This committee has seven members.

(3)	Shares held at December 31, 2006, according to a Schedule 13G/A filed on February 12, 2007 with the SEC. That filing indicates that Capital Research and Management Company has sole dispositive power over all of the 314,590,900 shares shown.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3 and 4, and any amendments thereto, furnished to the Company pursuant to Rule 16a-3(e) of the Exchange Act during Fiscal Year 2006, Forms 5, and any amendments thereto, furnished to the Company with respect to Fiscal Year 2006, and other written representations from certain reporting persons, the Company believes that all filing requirements under Section 16(a) applicable to its officers, directors and greater than 10% beneficial owners have been complied with.

COMPENSATION OF EXECUTIVE OFFICERS

The information about compensation earned by the Company’s executive officers in this year’s Proxy Statement is in a different format than last year’s Proxy Statement. The disclosure format has been revised to comply with new disclosure rules adopted by the SEC. The new disclosure format is intended to give shareholders more information about the Company’s compensation practices and to make the information easier to understand and compare to compensation earned by executives at other companies.

The new format includes a section that describes the Company’s executive compensation program. Several compensation disclosure tables follow the description of the program. The first table, captioned the “Summary Compensation Table,” provides a summary of compensation paid to (i) Robert A. Niblock, the Company’s principal executive officer, (ii) Robert F. Hull, Jr., the Company’s principal financial officer, and (iii) Larry D. Stone, Gregory M. Bridgeford and Charles W. Canter, Jr., the Company’s three most highly compensated executive officers other than Messrs. Niblock and Hull. These individuals are referred to in this section as the “named executive officers.” The tables that follow the Summary Compensation Table supplement the information presented in the Summary Compensation Table.

The Summary Compensation Table includes executive compensation information only for the Company’s Fiscal Year that ended February 2, 2007. When the new executive compensation disclosure rules are completely phased in, the Summary Compensation Table will include executive compensation information for the current fiscal year and the two preceding fiscal years of the Company.

A.  Role of the Compensation and Organization Committee

The Compensation and Organization Committee of the Board of Directors (the “Compensation Committee”) administers the Company’s executive compensation program. The program applies to all executive officers, including the named executive officers. There are currently five members of the Compensation Committee, all of whom are independent, non-employee directors.

The Compensation Committee has full discretionary power and authority to administer the program. In carrying out its responsibilities, the Compensation Committee:

•	Communicates the Company’s executive compensation philosophies and policies to executive management;

•	Participates in the continuing development of, and approves any changes in, the program;

•	Monitors and approves annually the base salary and incentive compensation portions of the program, including participation, performance goals and criteria and determination of award payouts;

•	Reviews general compensation levels and programs for officers and key personnel to ensure competitiveness and appropriateness; and

•	Initiates all compensation decisions for the chairman of the board and chief executive officer of the Company, subject to final approval by the independent members of the Board of Directors.

The Compensation Committee has engaged and regularly consults with an independent consultant for advice on executive compensation matters. For the Fiscal Year that ended February 2, 2007, the Compensation Committee consulted with senior members of the compensation consulting practices of Hay Group and Hewitt Associates. The consultants were engaged to (i) help ensure that the Compensation Committee’s actions are consistent with the Company’s business needs, pay philosophy, prevailing market practices and relevant legal and regulatory mandates, (ii) provide market data as background against which the Compensation Committee can consider executive management base salary, bonus, and long-term incentive awards each year, and (iii) consult with the Compensation Committee on how best to make compensation decisions with respect to executive management in a manner consistent with shareholders’ long-term interests.

B.  Compensation Discussion and Analysis

General Principles of the Company’s Executive Compensation Program

Competitive Pay for Performance.  The program is designed to establish a strong link between the creation of shareholder value and the compensation earned by the Company’s executive officers. The fundamental objectives of the program are to:

•	Maximize long-term shareholder value;

•	Provide an opportunity for meaningful stock ownership by executives;

•	Align executive compensation with the Company’s mission, values and business strategies;

•	Attract and retain executives who have the leadership skills and motivation deemed critical to the Company’s ability to enhance shareholder value;

•	Provide compensation that is commensurate with the Company’s performance and the contributions made by executives toward that performance; and

•	Support the long-term growth and success of the Company.

Desired Position Relative to the “Market.”   The program is intended to provide total annual compensation at the 50th percentile of a group of comparable companies in the retailing industry, when the Company meets its financial performance goals. At the same time, the program seeks to provide above-average total annual compensation, up to the 75th percentile or higher, if the Company’s financial performance goals are exceeded, and below-average total annual compensation, at less than the 50th percentile, if the Company’s financial performance goals are not achieved.

At the beginning of each fiscal year, the Compensation Committee reviews survey information from comparable companies which is adjusted for the Company’s size in relation to the comparable company group. The adjusted survey data is used to set total compensation targets under the program for the fiscal year that meet the 50th percentile, 75th percentile and less than 50th percentile levels described above. The Compensation Committee reviews periodically the comparable company group to ensure the group consists of companies that satisfy the Compensation Committee’s guidelines and to make any changes in the group the Compensation Committee deems appropriate.

The comparable company group primarily includes national retailers, with a particular emphasis on specialty hard goods retailers and major United States retailers. The Compensation Committee uses the following guidelines to select the comparable companies:

•	The median market capitalization for the group should be approximately equal to the Company’s market capitalization; and

•	The median total revenue for the group should be approximately equal to the total revenue of the Company.

For the Fiscal Year ended February 2, 2007, the component companies included in the comparable company group were: Best Buy Co., Inc.; Circuit City Stores, Inc.; CVS Corporation; Federated Department Stores, Inc.; The Gap, Inc.; The Home Depot, Inc.; J.C. Penney Corporation, Inc.; Kohl’s Corporation; Sears Holdings Corporation; Staples, Inc.; Target Corporation; Walgreen Co.; and Wal-Mart Stores, Inc.

Setting Total Annual Compensation Targets and Mix of Base and “At Risk” Compensation.  The Compensation Committee sets a total annual compensation target amount for each executive at the beginning of each fiscal year. As part of this process, the Compensation Committee sets (i) each executive’s base salary at or below the 50th percentile, (ii) the sum of each executive’s base salary and target annual non-equity incentive compensation at the 50th percentile if the Company achieves its annual business plan and above the 50th percentile if the Company exceeds its annual business plan, and (iii) each executive’s equity incentive plan award at the 50th percentile.

The program provides for larger portions of an executive’s total compensation to vary based on the Company’s performance for higher levels of executives (i.e., the most senior executive officers have more of their total compensation at risk based on Company performance than do lower levels of executives). For example, 11% of the total annual compensation target amount for the chairman and chief executive officer is fixed and paid in the form of base salary and 89% of such total target compensation amount is at risk based on the Company’s performance. For an executive vice president, 16% of the total annual compensation target amount is paid in the form of base salary and 84% of such amount is at risk based on the Company’s performance.

Stock Ownership Guidelines.  The Compensation Committee strongly believes that executive officers should own significant amounts of the Company’s Common Stock to align their interests with those of the Company’s shareholders. The Company’s 401(k) Plan, employee stock purchase plan and equity incentive plans provide ample opportunity for executives to acquire such Common Stock.

The Compensation Committee also has adopted a stock ownership and retention policy for all executive vice presidents and more senior officers of the Company. The ownership targets under the policy are ten times base salary for the chairman and chief executive officer and five times base salary for all other executives who are subject to the policy. Executives who are subject to the policy must retain 100% of the net shares received from the exercise of any stock options or the vesting of restricted stock granted under the Company’s equity incentive plans until the targeted ownership level is reached. All of the named executive officers were in compliance with the stock ownership and retention policy during Fiscal Year 2006.

Tax Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code limits the amount of non-performance based compensation paid to the named executive officers that may be deducted by the Company for federal income tax purposes in any fiscal year to $1,000,000. Performance-based compensation that has been approved by the Company’s shareholders is not subject to the $1,000,000 deduction limit. All of the Company’s equity and non-equity incentive plans have been approved by the Company’s shareholders. Consequently, all awards under those plans, other than restricted stock awards that do not vest solely on the performance of the Company, should qualify as performance-based compensation that is fully deductible and not subject to the Code Section 162(m) deduction limit. The Compensation Committee has not adopted a formal policy that requires all compensation paid to the named executive officers to be deductible. But whenever practical, the Compensation Committee structures compensation plans to make the compensation paid thereunder fully deductible.

Compensation Paid under the Executive Compensation Program

The program provides for payment of the following compensation elements:

Base Salary.  Base salaries for executive officers are established on the basis of the qualifications and experience of the executive, the nature of the job responsibilities and the base salaries for competitive positions in the market as described above. The Compensation Committee reviews and approves executive officers’ base salaries annually. Any action by the Compensation Committee with respect to the base salary of the chairman of the board and chief executive officer is subject to final approval by the independent members of the Board of Directors. For the Fiscal Year ended February 2, 2007, the Compensation Committee increased the base salaries of all the named executive officers as follows:

	Previous Annual	Fiscal Year 2006
	Base Salary Rate	Base Salary	Percentage
Name and Principal Position	($)	($)	Increase

Robert A. Niblock	850,000	950,000	11.76%
Chairman of the Board and
Chief Executive Officer
Robert F. Hull, Jr.	450,000	480,000	6.67%
Executive Vice President and
Chief Financial Officer
Larry D. Stone *	730,000	765,000	4.79%
President and Chief Operating Officer
Gregory M. Bridgeford	450,000	480,000	6.67%
Executive Vice President,
Business Development
Charles W. Canter, Jr.	420,000	500,000	19.05%
Executive Vice President,
Merchandising

*	The Company appointed Mr. Stone President and Chief Operating Officer effective December 16, 2006. His annual base salary rate increased from $765,000 to $800,000 effective as of that date.

Non-Equity Incentive Plan Compensation.  Executives earn non-equity incentive compensation under the program for each fiscal year based on the Company’s achievement of one or more financial performance measures established at the beginning of the fiscal year by the Compensation Committee. For the Fiscal Year ended February 2, 2007, the performance measure selected by the Compensation Committee was the percentage increase in the Company’s earnings before interest and taxes (“EBIT”) over the immediately preceding year. The Compensation Committee established a threshold rate of 8% EBIT growth that must be achieved before any non-equity incentive compensation would be earned, a 14% EBIT growth rate for which target non-equity incentive compensation amounts would be earned and a 20% EBIT growth rate for which the maximum non-equity incentive compensation amounts would be earned. The Company’s EBIT growth rate for the 2006 Fiscal Year was 10.7%. Based on that EBIT growth rate, Mr. Niblock earned non-equity incentive compensation equal to 109.25% of his base salary. Messrs. Hull, Stone, Bridgeford and Canter earned non-equity incentive compensation equal to 64.23% of their respective base salaries.

Equity Incentive Plan Awards.  The Company’s equity incentive plans authorize awards of stock options, restricted stock, performance accelerated restricted stock (“PARS”), performance shares and stock appreciation rights. Although the Compensation Committee generally has the discretion to establish the terms of all awards, the equity incentive plans limit certain award terms. For example, the Compensation Committee may not extend the original term of a stock option or, except as provided by the plans’ anti-dilution provisions, reduce its exercise price. In addition, the plans generally require the vesting period for stock awards to be at least three years, although a period as short as one year is permitted if based on the satisfaction of financial performance objectives prescribed by the Compensation Committee at the time of the award.

At its meeting in January or February each year, the Compensation Committee makes its annual equity incentive award decisions. Currently, all store managers and employees in more senior positions are eligible to receive an annual equity incentive award. At the January or February meeting, the Compensation Committee approves the vesting terms for the awards, the expiration date of option awards and the following formula factors to be used to determine the number of shares included in the awards:

•	The base salary multiple to be used to determine the total value of the equity incentive award. The multiple set by the Compensation Committee is multiplied by each executive’s actual base salary amount to determine the target grant date value of the executive’s equity incentive award. In January 2006, after reviewing the market survey information, the Compensation Committee approved the following base salary multiples for the March 1, 2006 awards to the named executive officers: Mr. Niblock — 6.0 times base salary; Mr. Stone — 4.0 times base salary; and Messrs. Hull, Bridgeford and Canter — 3.5 times base salary.

•	The percentage of the total target grant date value of the award to be awarded as stock options, shares of restricted stock, PARS or another form of award permitted by the equity incentive plans. In January 2006, the Compensation Committee determined that 60% of the total grant date value of the awards to the named executive officers should be in the form of PARS and the remaining 40% should be in the form of stock options.

The effective date for the annual equity awards is the March 1 following the Compensation Committee’s January or February meeting.

The market value of the Company’s Common Stock is multiplied by a relative value factor for each type of award (i.e., 0.33 for stock options and 0.84 for PARS) to calculate the number of shares to be included in the awards. The market value of the Company’s Common Stock as of the March 1 annual grant date is used to determine the number of shares included in the equity incentive awards to all executives who are not subject to Section 16 of the Exchange Act. The Compensation Committee holds a telephonic meeting in February to approve the actual number of shares to be included in the annual equity incentive awards to Section 16 officers, and the value of Company’s Common Stock approximately one week before the telephonic meeting is used solely for purposes of determining the number of shares included in the awards. The exercise price for all stock options included in the equity awards is equal to the closing price of the Company’s Common Stock on the March 1 annual grant date.

Pursuant to authority delegated by the Compensation Committee, on May 1, August 1 and November 1 of each year, the chairman and chief executive officer makes equity incentive awards to all employees who are hired or promoted into a store manager or more senior position after the preceding March 1 annual grant date and who are not Section 16 officers. The same number of shares for each position as were granted on the preceding March 1 are granted on the succeeding May 1, August 1 or November 1 at the closing price of the Company’s Common Stock on those dates. Any other equity incentive grants, such as special retention grants or hiring package grants to Section 16 officers, are reviewed and approved by the Compensation Committee at a meeting held prior to the grant effective date.

Other Compensation

The Company’s executive officers participate in the Lowe’s 401(k) Plan and the other employee benefit plans sponsored by the Company on the same terms and conditions that apply to all other employees. The Company makes only nominal use of perquisites in compensating its executive officers. The Company provides limited supplemental long-term disability coverage for all senior vice presidents and more senior officers whose annual compensation (base salary and target bonus) exceeds $400,000, provided the executive has also enrolled in and paid the cost for coverage under the Company’s voluntary group long-term disability plan that is available to all employees. The Company’s total cost for providing such supplemental coverage to the twenty-six executives in this category is approximately $21,000. All senior vice presidents and more senior officers of the Company are required to use professional tax preparation, filing and planning services, and the Company reimburses the cost of such tax-compliance services up to a maximum of $5,000 per calendar year (grossed up for taxes). Such officers are also required to receive an annual physical examination, at the Company’s expense, subject to maximum amounts that are based on the officer’s age. Finally, the independent members of the Board of Directors require the chairman and chief executive officer to utilize corporate aircraft for all business and personal travel for his safety, health and security, to enhance his effectiveness, to ensure immediate access to the chairman and chief executive officer for urgent matters and to maintain the confidentiality of the purpose of the travel. The Company does not provide a tax gross-up to the chairman and chief executive officer for the taxable value of his use of corporate aircraft for personal travel.

Nonqualified Deferred Compensation Programs

The Company sponsors three nonqualified deferred compensation programs for senior management employees to encourage retirement savings: the Benefit Restoration Plan, the Cash Deferral Plan and the Deferred Compensation Program.

The Company’s Benefit Restoration Plan provides qualifying executives the opportunity to save for retirement and receive Company matching contributions on the same basis as all other employees who participate in the Company’s 401(k) Plan. Qualifying executives are those whose contributions, matching contributions, annual additions or other benefits, as normally provided to all participants under the tax-qualified 401(k) Plan, would be curtailed by Internal Revenue Code limitations and restrictions.

The Cash Deferral Plan permits qualifying executives to voluntarily defer a portion of their base salary, non-equity incentive compensation and certain other bonuses on a tax-deferred basis. Qualifying executives are those employed by the Company in director level and more senior positions. The Company does not make matching or any other contributions to the Cash Deferral Plan.

The Deferred Compensation Program is a part of all the Company’s equity incentive plans. Prior to 2005, the Deferred Compensation Program allowed executives at or above the vice president level to defer receipt of certain equity incentive plan compensation (vested restricted stock awards and performance accelerated restricted stock awards and gains on non-qualified stock options) and required the deferral of equity incentive plan compensation to the extent that such compensation would not be deductible by the Company for federal income tax purposes due to the limitation imposed by Internal Revenue Code Section 162(m) on the deductibility of compensation that is not performance-based. The Deferred Compensation Program was amended in 2005 to provide that the only deferrals permitted after 2004 are mandatory deferrals of equity incentive plan compensation that is not deductible under Internal Revenue Code Section 162(m). Any shares representing stock incentives that are deferred under the Deferred Compensation Program are cancelled and tracked as “phantom” shares. During the deferral period, the participant’s account is credited with amounts equal to the dividends paid on actual shares.

All of the Company’s nonqualified deferred compensation programs are unfunded. Any deferred compensation payment obligations under the programs are at all times unsecured payment obligations of the Company.

C.	Potential Payments Upon Termination or Change-in-Control

The Company has entered into Management Continuity Agreements with each of the named executive officers. Other than the termination compensation amounts, the agreements are identical.

The agreements provide for certain benefits if the Company experiences a change-in-control followed by termination of the executive’s employment:

•	by the Company’s successor without cause;

•	by the executive during the 30-day period following the first anniversary of the change-in-control; or

•	by the executive for certain reasons, including a downgrading of the executive’s position.

“Cause” means continued and willful failure to perform duties or conduct demonstrably and materially injurious to the Company or its affiliates.

All of the agreements provide for three-year terms. On the first anniversary, and every anniversary thereafter, the term is extended automatically for an additional year unless the Company elects not to extend the term. All agreements automatically expire on the second anniversary of a change-in-control notwithstanding the length of the terms remaining on the date of the change-in-control.

If benefits are paid under an agreement, the executive will receive (i) a lump-sum severance payment equal to the present value of (a) for Messrs. Niblock and Stone, three times the executive’s annual base salary, non-equity incentive compensation and welfare insurance costs, and (b) for Messrs. Hull, Canter and Bridgeford, 2.99 times annual base salary, non-equity incentive compensation and welfare insurance costs, and (ii) any other unpaid salary and benefits to which the executive is otherwise entitled. In addition, the executive will be compensated for any excise tax liability he may incur as a result of any benefits paid to the executive being classified as excess parachute payments under Section 280G of the Internal Revenue Code and for income and employment taxes attributable to such excise tax reimbursement.

All legal fees and expenses incurred by the executives in enforcing these agreements will be paid by the Company.

The following table shows the amounts that would have been payable to the named executive officers if a change in control of the Company had occurred on February 2, 2007 and the named executive officers’ employment was terminated by the Company’s successor without cause immediately thereafter:

		Welfare	Stock	Restricted	Excise Tax
	Severance	Benefits	Options	Stock	Gross-up	Total
Name	($) (1)	($) (1)	($) (2)	($) (3)	($)	($)

Mr. Niblock	9,504,642	24,290	673,950	17,314,050	7,547,595	35,064,527
Mr. Hull	3,736,098	24,216	216,490	3,520,045	2,664,742	10,161,591
Mr. Stone	6,042,237	24,290	516,996	11,081,675	4,131,579	21,796,777
Mr. Bridgeford	3,736,098	24,216	275,868	6,095,775	2,328,189	12,460,146
Mr. Canter	3,627,805	24,216	108,006	3,029,856	2,049,122	8,839,005

(1)	Payable in cash in a lump sum.

(2)	Value (based on the closing market price of the Company’s Common Stock on February 2, 2007) of unvested in-the-money stock options that would become vested upon a change-in-control of the Company.

(3)	Value (based on the closing market price of the Company’s Common Stock on February 2, 2007) of unvested shares of restricted stock that would become vested upon a change-in-control of the Company.

D.	Summary Compensation Table

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($) (1)	($) (1)	($) (2)	($) (3)	($)

Robert A. Niblock	2006	950,000	-0-	3,020,463	1,494,537	1,037,875	97,495	6,600,370
Chairman of the Board of
Directors and Chief Executive Officer
Robert F. Hull, Jr.	2006	480,000	-0-	743,011	443,978	308,304	23,614	1,998,907
Executive Vice President and Chief Financial Officer
Larry D. Stone	2006	770,039	-0-	2,038,311	1,016,992	491,360	34,658	4,351,360
President and Chief Operating Officer (4)
Gregory M. Bridgeford	2006	480,000	-0-	1,144,850	546,195	308,304	24,663	2,504,012
Executive Vice President, Business Development
Charles W. Canter, Jr.	2006	500,000	-0-	661,249	349,568	321,150	30,743	1,862,710
Executive Vice President, Merchandising

(1)	For financial statement reporting purposes, the Company determines the fair value of a stock or option award on the grant date. The Company then recognizes the fair value of the award as compensation expense over the requisite service period. The fair value of a stock award is equal to the closing market price of the Company’s Common Stock on the date of the award. The fair value of an option award is determined using the Black-Scholes option-pricing model with assumptions for expected dividend yield, expected term, expected volatility, a risk-free interest rate and an estimated forfeiture rate. See Note 9, “Accounting for Share-Based Payment” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the Fiscal Year ended February 2, 2007 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used in the Black-Scholes option-pricing model.

The amounts presented are the dollar amounts of compensation expense recognized by the Company for financial statement reporting purposes for the Fiscal Year ended February 2, 2007. The amounts include compensation expense recognized for awards granted in the Fiscal Year ended February 2, 2007 and in previous fiscal years, except the compensation expense amounts have not been reduced by the Company’s estimated forfeiture rate. Executives receive dividends on unvested shares of restricted stock and the right to receive dividends has been factored into the determination of the fair value of the stock awards and the resulting amounts presented above.

(2)	Amounts presented were earned under the Company’s non-equity incentive plan for the Fiscal Year ended February 2, 2007 based on an increase of 10.7% in the Company’s net earnings before interest and taxes over the immediately preceding fiscal year. The terms of the plan are described in Footnote 1 to the Grants of Plan-Based Awards table.

(3)	Amounts presented consist of the following:

	Company Matching Contributions to				Personal
		Benefit	Reimbursement of Tax		Use of	Cost of Company
		Restoration	Compliance Costs		Corporate	Required
	401(k) Plan	Plan	Cost	Tax Gross-Up	Aircraft	Physical Exam
Name	($)	($)	($)	($)	($)	($)

Mr. Niblock	3,850	40,980	4,000	3,000	43,516	2,149
Mr. Hull	3,850	13,874	2,500	1,875	-0-	1,515
Mr. Stone	3,850	24,384	1,500	1,125	-0-	3,799
Mr. Bridgeford	3,850	13,874	2,206	1,654	-0-	3,079
Mr. Canter	3,850	14,592	4,179	3,134	-0-	4,988

All amounts presented above, other than the amount for personal use of corporate aircraft, equal the actual cost to the Company of the particular benefit or perquisite provided. The amount presented for personal use of corporate aircraft is equal to the incremental cost to the Company of such use. Incremental cost includes fuel, landing and ramp fees and other variable costs directly attributable to the personal use. Incremental cost does not include an allocable share of the fixed costs associated with the Company’s ownership of the aircraft.

(4)	The Company appointed Mr. Stone President and Chief Operating Officer effective December 16, 2006. His annual base salary rate increased from $765,000 to $800,000 effective as of that date. The stock and option awards and the non-equity incentive plan compensation paid to Mr. Stone for the Fiscal Year ended February 2, 2007 were based on his previous position of Senior Executive Vice President, Merchandising/Marketing and his base salary prior to the increase.

E.	Grants of Plan-Based Awards

						All Other	All Other
						Stock	Option
						Awards:	Awards:	Exercise or	Grant Date
			Estimated Future Payouts Under			Number of	Number of	Base	Fair Value
			Non-Equity Incentive Plan			Shares of	Securities	Price of	of Stock and
		Date of	Awards (1)			Stock or	Underlying	Option	Option
	Grant	Committee	Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Date	Action	($)	($)	($)	(#) (2)	(#) (3)	($/Sh)	($)

Mr. Niblock	—	—	332,500	1,900,000	2,850,000
	03/01/06	02/24/06				124,000	210,000	34.16	6,369,251
Mr. Hull	—	—	168,000	480,000	960,000
	03/01/06	02/24/06				36,000	62,000	34.16	1,859,624
Mr. Stone	—	—	267,750	765,000	1,530,000
	03/01/06	02/24/06				66,000	114,000	34.16	3,412,697
Mr. Bridgeford	—	—	168,000	480,000	960,000
	03/01/06	02/24/06				36,000	62,000	34.16	1,859,624
Mr. Canter	—	—	175,000	500,000	1,000,000
	03/01/06	02/24/06				38,000	64,000	34.16	1,948,262

(1)	The executives are eligible to earn annual non-equity incentive compensation under the Company’s non-equity incentive plan for each fiscal year based on the Company’s achievement of one or more performance measures established at the beginning of the fiscal year by the Compensation Committee. For the Fiscal Year ended February 2, 2007, the performance measure selected by the Compensation Committee was the percentage increase in the Company’s earnings before interest and taxes over the immediately preceding year. The threshold, target and maximum amounts presented would be earned for increases of 8%, 14% and 20%, respectively, in the Company’s earnings before interest and taxes over the Fiscal Year that ended February 3, 2006. The actual percentage increase in the Company’s earnings before interest and taxes for the Fiscal Year ended February 2, 2007 was 10.7% and the executives earned the amounts shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	The stock awards vest 100% on the fifth anniversary of the grant with the potential for accelerated vesting on the third and fourth anniversaries of the grant if the Company achieves an average return on non-cash beginning assets set by the Compensation Committee at the time of grant for the three and four fiscal years following the grant. If the Company achieves the target average return as of the end of the third year, 50% of the shares subject to the award will become vested. If the Company achieves the target average return as of the end of the fourth year, 100% of the shares subject to the award will become vested. In addition, unvested stock awards will vest on the date the executive terminates employment due to death or disability, or, in the case of Messrs. Niblock, Stone and Bridgeford, in the event of retirement. Retirement for this purpose is defined as termination of employment with the approval of the Board of Directors. The executives receive all dividends paid with respect to the shares included in the stock awards during the vesting period.

(3)	All options have a seven year term and an exercise price equal to the closing price of the Company’s Common Stock on the grant date. The options granted to Messrs. Niblock, Stone and Bridgeford vest in three equal annual installments on each of the first three anniversaries of the grant date or, if earlier, the date the executive terminates employment due to death, disability or retirement, and continue to be exercisable until their expiration dates following termination of employment for any reason other than a termination by the Company for cause. Retirement for this purpose is defined as voluntary termination of employment with the approval of the Board of Directors. The options granted to Messrs. Hull and Canter vest in three equal annual installments on each of the first three anniversaries of the grant date or if earlier, the date the executive terminates employment due to death or disability and continue to be exercisable until their expiration dates following termination of employment due to death, disability or retirement and for three months following the date of termination for any other reason other than a termination by the Company for cause. Retirement for this purpose is defined as termination of employment after 90 days written notice to the Company’s Secretary, provided the executive has attained age 60.

F.	Outstanding Equity Awards at Fiscal Year-End

						Stock Awards
	Option Awards						Market
	Number of	Number of				Number of	Value of
	Securities	Securities				Shares or	Shares or
	Underlying	Underlying				Units of	Units of
	Unexercised	Unexercised		Option		Stock That	Stock That
	Options	Options		Exercise	Option	Have Not	Have Not
	(#)	(#)		Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable		($)	Date	(#) (4)	($)

Mr. Niblock	114,720	-0-		13.75	03/02/08
	170,000	-0-		22.85	02/01/09
	152,000	-0-		21.99	03/01/09
	298,000	-0-		19.65	03/01/10
	68,000	34,000	(1)	28.37	03/01/11
	48,000	96,000	(2)	29.17	03/01/12
	-0-	210,000	(3)	34.16	03/01/13
						507,000	17,314,050

Mr. Hull	8,588	-0-		13.75	03/02/08
	70,000	-0-		22.85	02/01/09
	12,340	-0-		21.99	03/01/09
	60,180	-0-		19.65	03/01/10
	10,000	-0-		22.85	03/01/10
	14,100	7,050	(1)	28.37	03/01/11
	17,668	35,332	(2)	29.17	03/01/12
	-0-	62,000	(3)	34.16	03/01/13
						103,076	3,520,045

Mr. Stone	268,732	-0-		13.75	03/02/08
	170,000	-0-		22.85	02/01/09
	199,452	-0-		21.99	03/01/09
	316,912	-0-		19.65	03/01/10
	65,334	32,666	(1)	28.37	03/01/11
	33,000	66,000	(2)	29.17	03/01/12
	-0-	114,000	(3)	34.16	03/01/13
						324,500	11,081,675

Mr. Bridgeford	91,800	-0-		13.75	03/02/08
	120,000	-0-		22.85	02/01/09
	48,060	-0-		21.99	03/01/09
	82,000	-0-		19.65	03/01/10
	34,668	17,332	(1)	28.37	03/01/11
	17,668	35,332	(2)	29.17	03/01/12
	-0-	62,000	(3)	34.16	03/01/13
						178,500	6,095,775

Mr. Canter	120,000	-0-		22.85	02/01/09
	43,512	-0-		21.99	03/01/09
	55,092	-0-		19.65	03/01/10
	14,100	7,050	(1)	28.37	03/01/11
	6,764	13,526	(2)	29.17	03/01/12
	-0-	64,000	(3)	34.16	03/01/13
						88,722	3,029,856

(1)	These options became vested on March 1, 2007.

(2)	These options become vested in two equal annual installments on March 1, 2007 and March 1, 2008.

(3)	These options become vested in three equal annual installments on March 1, 2007, March 1, 2008 and March 1, 2009.

(4)	Executives receive dividends on unvested shares of restricted stock. The unvested stock awards become vested as follows:

Name	March 1, 2007	March 1, 2008	September 1, 2009	March 1, 2010*	March 1, 2011*	Total

Mr. Niblock	51,000	200,000	60,000	72,000	124,000	507,000
Mr. Hull	10,576	-0-	30,000	26,500	36,000	103,076
Mr. Stone	49,000	120,000	40,000	49,500	66,000	324,500
Mr. Bridgeford	26,000	60,000	30,000	26,500	36,000	178,500
Mr. Canter	10,576	-0-	30,000	10,146	38,000	88,722

*	The shares that are scheduled to vest on March 1, 2010 were granted on March 1, 2005. The shares that are scheduled to vest on March 1, 2011 were granted on March 1, 2006. The vesting of 50% of the shares that are scheduled to vest on March 1, 2010 and March 1, 2011 will be accelerated to March 1, 2008 and March 1, 2009, respectively, if the Company achieves an average return on non-cash beginning assets set by the Compensation Committee at the time the shares were awarded during the three fiscal years after the grant date. The vesting of all of the shares that are scheduled to vest on March 1, 2010 and March 1, 2011 will be accelerated to March 1, 2009 and March 1, 2010, respectively, if the Company achieves an average return on non-cash beginning assets set by the Compensation Committee at the time the shares were awarded during the four fiscal years after the grant date.

G.	Option Exercises and Stock Vested at Fiscal Year-End

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized
	Exercise	Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)

Mr. Niblock	85,600	1,591,508	-0-	-0-
Mr. Hull	-0-	-0-	-0-	-0-
Mr. Stone	296,112	5,439,449	80,000	2,732,800	(1)
Mr. Bridgeford	101,040	1,830,387	40,000	1,366,400	(1)
Mr. Canter	16,904	211,042	-0-	-0-

(1)	Messrs. Stone and Bridgeford elected under the Company’s Deferred Compensation Program to defer receipt of the vested shares until their termination of employment. The Deferred Compensation Program is described in footnote 1 to the Nonqualified Deferred Compensation table.

H.	Nonqualified Deferred Compensation(1)

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions in	Contributions	Earnings in	Withdrawals/	Balance at
		Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	Plan Name	($) (2)	($) (2)	($) (2)	($)	($) (2)

Mr. Niblock	BRP	201,085	295,373	238,273	-0-	2,155,101
	CDP	-0-	-0-	-0-	-0-	-0-
	DCP	-0-	-0-	-0-	-0-	-0-
Mr. Hull	BRP	73,965	108,326	67,403	-0-	592,215
	CDP	-0-	-0-	-0-	-0-	-0-
	DCP	-0-	-0-	9,195	-0-	121,968
Mr. Stone	BRP	127,494	184,801	252,976	-0-	1,810,192
	CDP	-0-	-0-	-0-	-0-	-0-
	DCP	2,732,800	-0-	15,180	-0-	2,747,980
Mr. Bridgeford	BRP	75,892	108,391	100,328	-0-	1,068,501
	CDP	-0-	-0-	-0-	-0-	-0-
	DCP	1,366,400	-0-	313,173	-0-	5,427,150
Mr. Canter	BRP	73,493	98,914	67,437	-0-	593,109
	CDP	-0-	-0-	-0-	-0-	-0-
	DCP	-0-	-0-	-0-	-0-	-0-

(1)	The Company sponsors three non-qualified deferred compensation plans for the benefit of senior management employees: the Benefit Restoration Plan (the “BRP”), the Cash Deferral Plan (the “CDP”) and the Deferred Compensation Program (the “DCP”).

BRP

The BRP allows any management employee who is classified as a “highly compensated employee” under the Internal Revenue Code to elect to defer receipt of the difference between (i) 6% of the sum of base salary and annual non-equity incentive plan compensation and (ii) the amount the employee is allowed to contribute to the Company’s tax-qualified 401(k) Plan. The deferred amounts are credited to the employee’s BRP account. The Company makes matching contributions to the employee’s BRP account under the same matching contribution formula that applies to employee contributions to the 401(k) Plan. An employee’s account under the BRP is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the BRP after February 1, 2003 to be deemed to be invested in Company Common Stock. An employee may elect to change the investment of the employee’s BRP account as frequently as each business day. An employee’s account under the BRP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment.

CDP

The CDP allows a senior management employee to elect to defer receipt of up to 80% of his or her base salary, annual non-equity incentive plan compensation and certain other bonuses. The deferred amounts are credited to the employee’s CDP account. The Company does not make any contributions to the CDP. An employee’s CDP account is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the CDP to be deemed to be invested in Company Common Stock. An employee may elect to change the investment of the employee’s CDP account as frequently as each business day. An employee’s account under the CDP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment. In addition, an employee may elect to have a portion of the employee’s deferrals segregated into a separate sub-account that is paid at a date elected by the employee so long as the date is at least five years from the date of the employee’s deferral election.

DCP

The DCP requires the deferral of any equity incentive compensation payable to a named executive officer to the extent the compensation would not be deductible for federal income tax purposes under Section 162(m) of the Code. The DCP also allowed executives to elect prior to January 1, 2005 to defer receipt of stock awards and gains from the exercise of stock options. The Company does not make any contributions to the DCP. All deferrals under the DCP are deemed to be invested in shares of the Company’s Common Stock. Any dividends that would have been paid on shares of stock credited to an executive’s DCP account are deemed to be reinvested in additional shares of Common Stock. The aggregate earnings on an executive’s DCP account shown above are attributable solely to fluctuations in the value of the Company’s Common Stock and dividends paid with respect to the Company’s Common Stock. Shares of Company Common Stock credited to an executive’s DCP account that are attributable to mandatory deferrals are paid to the executive when the distribution is fully deductible by the Company for federal income tax purposes. Shares of Company Common Stock credited to an executive’s DCP account that are attributable to pre-2005 elective deferrals are paid in accordance with the executive’s election in a lump sum or five annual installments after the executive’s termination of employment or attainment of a specified age.

(2)	The following table shows the extent to which the amounts presented above as “Executive Contributions” and “Registrant Contributions” in the last fiscal year are also presented in the Summary Compensation Table shown on page 19.

The “Salary,” “Non-Equity Incentive Plan Compensation” and “All Other Compensation” amounts in the Summary Compensation Table are presented on an accrual basis and include Non-Equity Incentive Plan Compensation and Company matching contributions earned for the Fiscal Year ended February 2, 2007 but not paid until after the end of the year in March 2007. The amounts presented above as “Executive Contributions” and “Registrant Contributions” to the BRP are presented on a cash basis and include deferrals and Company matching contributions related to Non-Equity Incentive Plan Compensation earned for the Fiscal Year ended February 3, 2006 and paid in March 2006. The difference between the amounts presented above as “Executive

Contributions” and “Registrant Contributions” to the BRP and the BRP contributions shown below were included in the Summary Compensation Table included in the Proxy Statement for the 2006 Annual Shareholders Meeting.

The amounts presented in the Summary Compensation Table for “Stock Awards” and “Options Awards” are the amounts of compensation expense recognized by the Company for financial statement reporting purposes for the Fiscal Year ended February 2, 2007. The amounts presented above as “Executive Contributions” to the DCP represent the market value as of March 1, 2006 of stock awards that vested on that date and that were deferred under the DCP. The amounts presented below as “Executive Contributions” to the DCP represent the compensation expense recognized by the Company for such deferred awards for the Fiscal Year ended February 2, 2007.

Because none of the Company’s deferred compensation plans provide above-market or preferential earnings on deferred amounts, none of the amounts presented above as “Earnings” are reported in the Summary Compensation Table shown on page 19.

		Amount of Executive
		Contributions
		included	Amount of Registrant
		in Summary	Contributions included
		Compensation Table	in Summary Compensation
	Plan	on page 19	Table on page 19
Name	Name	($)	($)

Mr. Niblock	BRP	48,085	17,628
	CDP	N/A	N/A
	DCP	N/A	N/A
Mr. Hull	BRP	19,965	6,937
	CDP	N/A	N/A
	DCP	N/A	N/A
Mr. Stone	BRP	39,894	13,328
	CDP	N/A	N/A
	DCP	40,308	N/A
Mr. Bridgeford	BRP	21,892	6,937
	CDP	N/A	N/A
	DCP	20,154	N/A
Mr. Canter	BRP	23,093	7,366
	CDP	N/A	N/A
	DCP	N/A	N/A

I.  Report of the Compensation and Organization Committee

The Compensation Committee has reviewed and discussed the foregoing CD&A with management of the Company. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the Fiscal Year ended February 2, 2007.

Marshall O. Larsen, Chairman
Leonard L. Berry
Paul Fulton
Dawn E. Hudson
Robert A. Ingram

RELATED-PARTY TRANSACTIONS

Policy and Procedures for Review, Approval or Ratification

The Company has a written policy and procedures for the review, approval or ratification of any transactions that could potentially be required to be reported under the rules of the SEC for disclosure of transactions in which related persons have a direct or indirect material interest. Related persons include directors and executive officers of the Company and members of their immediate families. The Company’s General Counsel and Chief Compliance

Officer is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers about any such transactions. He is also responsible for making a recommendation, based on the facts and circumstances in each instance, whether the Company or the related person has a material interest in the transaction.

The Policy, which is administered by the Governance Committee of the Board of Directors, includes several categories of pre-approved transactions with related persons, such as employment of executive officers and certain banking related services. For transactions that are not pre-approved, the Governance Committee, in determining whether to approve or ratify a transaction with a related person, takes into account, among other things, (A) whether the transaction would violate the Company’s Code of Business Conduct and Ethics, (B) whether the transaction is on terms no less favorable than terms generally available to or from an unaffiliated third party under the same or similar circumstances and (C) the extent of the related person’s interest in the transaction as well as the importance of the interest to the related person. No director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.

Approved Related Party Transactions

Steven M. Stone, Senior Vice President and Chief Information Officer of the Company, is the brother of Larry D. Stone, the Company’s President and Chief Operating Officer. For Fiscal Year 2006, the Company paid Steven M. Stone a salary of $360,000 and a bonus of $231,228. He also received a matching contribution of $9,446 under the Company’s Benefit Restoration Plan, a grant of non-qualified options to purchase 24,000 shares at an exercise price of $34.16 per share and a grant of 14,000 shares of restricted stock. Steven M. Stone’s compensation was established by the Company in accordance with its employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. The Compensation Committee of the Board, which is comprised entirely of independent directors, reviews and approves all compensation actions for the Company’s executive officers, including Steven M. Stone. Larry D. Stone does not have a material interest in the Company’s employment relationship with Steven M. Stone, nor does he share a home with him.

The Company paid $101.2 million in the Fiscal Year that ended February 2, 2007 to ECMD, Inc., a vendor to the Company for over 25 years, for millwork and other building products. A brother-in-law of Gregory M. Bridgeford, the Company’s Executive Vice President of Business Development, is a senior officer and owner of less than five percent of the common stock of ECMD, Inc. Neither Mr. Bridgeford nor his brother-in-law, Todd Meade, has any direct business relationship with the transactions between ECMD, Inc. and the Company. We believe the terms upon which Lowe’s makes its purchases from ECMD, Inc. are comparable to, or better than, the terms upon which ECMD, Inc. sells products to its other customers, and upon which Lowe’s could obtain comparable products from other vendors. The Governance Committee of the Company’s Board of Directors has reviewed all of the material facts and ratified the transactions with ECMD, Inc. that occurred in the last Fiscal Year and approved the transactions that will occur in the current Fiscal Year.

PROPOSAL TWO
TO APPROVE AN AMENDMENT TO THE LOWE’S COMPANIES EMPLOYEE STOCK PURCHASE PLAN — STOCK OPTIONS FOR EVERYONE — TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN

The Board of Directors proposes that shareholders approve an amendment to the Lowe’s Companies Employee Stock Purchase Plan — Stock Options For Everyone (the “Plan”) — to increase the number of shares authorized for issuance under the Plan. The Plan became effective when it received shareholder approval at the 2000 Annual Meeting of Shareholders. After November 30, 2006, the most recent purchase date, only 1,200,000 shares remained available for issuance under the Plan. On January 26, 2007, the Board of Directors voted to amend the Plan to increase the authorized number of shares of Common Stock by an additional 25,000,000 shares. Approval of the amendment requires the affirmative vote of a majority of the shares represented and voted at the Annual Meeting.

The Plan allows eligible employees to purchase stock in accordance with Section 423 of the Internal Revenue Code of 1986, as amended. The Board believes that the Plan benefits the Company by (i) assisting it in recruiting and retaining the services of employees with ability and initiative, (ii) providing greater incentive for employees and (iii) associating the interests of employees with those of the Company and its shareholders through opportunities for increased stock ownership.

The more significant features of the Plan are described below. This summary is subject, in all respects, to the terms of the Plan, which is attached to this Proxy Statement as Appendix B.

Administration

The Compensation Committee of the Board of Directors administers the Plan. The Compensation Committee has complete authority to interpret the provisions of the Plan, to prescribe the forms that are used under the Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

Eligibility

Each full-time employee of the Company or any subsidiary is eligible to participate in the Plan as of the June or December following the date of his or her employment. Each other employee of the Company or any subsidiary is eligible to participate in the Plan as of the June or December following the date that he or she completes one year of employment. Directors who are employees of the Company or any subsidiary are eligible to participate in the Plan. The Company estimates that approximately 173,860 employees are eligible to elect to participate in the Plan.

Enrollment

Each eligible employee may elect to participate in the Plan during the applicable enrollment period. The enrollment period is the month of May for the June 1 Date of Grant and the month of November for the December 1 Date of Grant. An eligible employee who elects to participate in the Plan is referred to as a “Participant.”

Terms and Conditions of Options

Option Grants.  Each individual who is a Participant on a Date of Grant will be granted an option as of that Date of Grant. As noted above, the term “Date of Grant” means each June 1 and December 1 during the term of the Plan. The number of shares of Common Stock subject to the option will be determined by dividing the Option Price (as described below) into the balance credited to each Participant’s account from payroll deductions as of the Date of Exercise next following the Date of Grant. The “Date of Exercise” means each November 30 next following the June 1 Date of Grant and each May 31 next following the December 1 Date of Grant. Notwithstanding the foregoing, no Participant will be granted an option as of any Date of Grant for more than a number of shares of Common Stock determined by dividing $12,500 by the fair market value of the Common Stock on the applicable date of Grant.

Option Price.  The price per share for Common Stock purchased on the exercise of an option is equal to eighty-five percent (85%) of the fair market value of the Common Stock on the applicable Date of Exercise. As of March 30, 2007, the closing price of the Company’s Common Stock was $31.49 per share.

Exercise.  Unless a Participant withdraws from the Plan, each option will be exercised automatically on each Date of Exercise for the number of whole shares of Common Stock that may be purchased at the Option Price. The balance of any accumulated payroll deductions credited to the Participant’s account will be held for the following option period unless the Participant withdraws from the Plan. Fractional shares will not be issued under the Plan.

Payment.  The purchase price for shares of Common Stock is accumulated by payroll deductions from the Participant’s base compensation each payroll period and credited to the Participant’s account under the Plan. The amount of the deduction is equal to a whole percentage of the Participant’s base compensation which is at least one percent, but not greater than twenty percent, as specified by the Participant on an election form. The term “base compensation” means the Participant’s biweekly base salary or, in the case of a Participant who is compensated on an hourly basis, the Participant’s hourly rate multiplied by 80. A Participant may not alter the amount of payroll deduction on or after the applicable Date of Grant except in the case of a withdrawal from the Plan.

Withdrawal.  A Participant may discontinue his or her participation in the Plan at any time by giving written notice to that effect prior to the Date of Exercise. A Participant who elects to withdraw from the Plan will be paid the amount of payroll deductions accumulated in his or her account. A Participant who withdraws from the Plan may not resume participation in the Plan until a subsequent enrollment period.

Transferability.  Options granted under the Plan are nontransferable except by will or the laws of descent and distribution. No right or interest of a Participant in any option may be liable for, or subject to, any lien, obligation or liability of the Participant.

Shareholder Rights.  No Participant will, as a result of the grant of an option, have any rights as a shareholder until the applicable Date of Exercise.

Shares Subject to Plan

Upon the exercise of an option, the Company issues shares from its authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued in the future under the Plan is 26,200,000 shares, which includes the 25,000,000 shares authorized by the amendment adopted by the Board on January 26, 2007.

If an option is terminated for any reason other than its exercise, the number of shares of Common Stock allocated to the option may be reallocated to other options to be granted under the Plan.

In the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations or (ii) engages in a transaction to which Section 424 of the Internal Revenue Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action, then the maximum number of shares as to which options may be granted under the Plan will be adjusted, and the terms of outstanding options will be adjusted, as the Committee determines to be equitably required.

Amendment and Termination

No options may be granted under the Plan after December 1, 2016. The Board may, without further action by shareholders, terminate or suspend the Plan prior to that date. The Board also may amend the Plan except that no amendment that increases the number of shares of Common Stock that may be issued under the Plan (except as described above in the event of a recapitalization, etc.) or changes the class of individuals who may participate in the Plan will become effective until it is approved by shareholders.

U.S. Federal Income Tax Consequences

The Company has been advised by counsel regarding the federal income tax consequences of the Plan. No income will be recognized by a Participant upon the grant or the exercise of an option. A Participant will recognize income if and when he or she disposes of the shares acquired under the option. If the disposition does not occur within two years after the grant of the option or within one year after the exercise of the option (the “option holding period”), the Participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of the sale or disposition over the Option Price or (ii) an amount equal to fifteen percent of the fair market value of the shares as of the applicable Date of Grant. Any additional gain will be treated as capital gain.

If Common Stock acquired under an option is disposed of prior to the end of the option holding period, the Participant will recognize, as ordinary income, the difference between the fair market value of the Common Stock on the applicable Date of Exercise and the Option Price. Any gain in excess of that amount will be characterized as capital gain.

The Company will not be entitled to a federal income tax deduction with respect to the grant or exercise of an option unless the Participant disposes of the Common Stock acquired thereunder prior to the expiration of the option holding period. In that event, the employer corporation (the Company or a subsidiary), generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the Participant.

The Board of Directors recommends a vote “FOR” the amendment to the Plan. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

AUDIT MATTERS

Report of the Audit Committee

This report by the Audit Committee is required by the rules of the SEC. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, and it is not to be otherwise deemed filed under either such Act.

The Audit Committee has five members, all of whom are independent directors as defined by the Categorical Standards, Section 303A.02 of the NYSE Listed Company Manual and Rule 10A-3(b)(1)(ii) of the Exchange Act. Each member of the Audit Committee is “financially literate,” as that term is defined by the rules of the NYSE, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert” as such term is defined by the SEC, and has designated Stephen F. Page, Chairman of the Audit Committee, as an “audit committee financial expert.”

The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the Company’s independent accountants, determines duties and responsibilities of the internal auditors, reviews financial statements and accounting principles being applied thereto, and reviews audit results and other matters relating to internal control and compliance with the Company’s Code of Business Conduct and Ethics.

In carrying out its responsibilities, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	met periodically with the Company’s Vice President of Internal Audit and the independent accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting;

•	discussed with the independent accountants the matters required to be communicated to audit committees by Statement on Auditing Standards (“SAS”) No. 61 (Communications with Audit Committees), as amended by SAS No. 99;

•	received the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountant’s independence; and

•	reviewed and discussed with management and the independent accountants management’s report and the independent accountants’ report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Based on the review and discussions noted above and the report of the independent accountants to the Audit Committee, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the Fiscal Year ended February 2, 2007.

Stephen F. Page, Chairman
Peter C. Browning
Robert L. Johnson
Richard K. Lochridge
O. Temple Sloan, Jr.

Fees Paid to the Independent Accountants

The aggregate fees billed to the Company for the last two fiscal years by the Company’s independent accountants, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were:

	2006	2005

Audit Fees (1)	$2,639,341	$2,314,408
Audit-Related Fees (2)	166,091	48,670
Tax Fees (3)	51,414	25,425
All Other Fees	-0-	-0-

(1)	Audit fees consist of fees billed for professional services for the audit of the Company’s consolidated financial statements included in Form 10-K, review of financial statements included in Form 10-Qs and services provided by the independent accountants in connection with the Company’s statutory filings for the last two fiscal years. Audit fees also include fees for professional services rendered for the audits of (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

(2)	Audit-related fees are fees billed by the independent accountants for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and include audits of the Company’s employee benefit plans and other consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

The Audit Committee has considered whether the provision of this level of audit-related and tax compliance, advice and planning services is compatible with maintaining the independence of Deloitte. The Audit Committee, or the Chairman of the Audit Committee pursuant to a delegation of authority from the Audit Committee set forth in the Audit Committee’s charter, approves the engagement of Deloitte to perform all such services before Deloitte is engaged to render them.

PROPOSAL THREE
TO RATIFY THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed Deloitte to serve as independent accountants for Fiscal Year 2007. Deloitte has served as the Company’s independent accountants since 1982 and is considered by management to be well qualified.

Although shareholder ratification of the Audit Committee’s appointment of Deloitte as our independent accountants is not required by the Company’s Bylaws or otherwise, the Board of Directors is submitting the appointment of Deloitte to the shareholders for ratification. If the shareholders fail to ratify the Audit Committee’s appointment, the Audit Committee will reconsider whether to retain Deloitte as the Company’s independent accountants. In addition, even if the shareholders ratify the appointment of Deloitte, the Audit Committee may in its discretion appoint a different independent accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company.

Representatives of Deloitte are expected to be present at the Annual Meeting of Shareholders, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte as independent accountants. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

PROPOSAL FOUR
TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL
ESTABLISHING MINIMUM SHARE OWNERSHIP REQUIREMENTS FOR DIRECTOR NOMINEES

Sydney K. Kay, Ph.D., 5718 Harvest Hill Road, Dallas, TX 75230-1253, owning more than $2,000 of Lowe’s Common Stock, has informed us that he intends to submit the following shareholder proposal at the Annual Meeting. The Board of Directors recommends voting “AGAINST” this proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

Qualifications for Director Nominees

WHEREAS Most Director Nominees come from businesses totally unrelated to the corporation to which they have been nominated to serve on its independent executive governance Board;

WHEREAS It is known, throughout the financial industry, that Chairmen-CEOs-Presidents, with the power vested in one person, can, and have, appointed their own Boards of Directors. John Kenneth Gaibraith, the reknown economist, said, “Senior Executives in the great corporations of this country set their own salaries... and stock option deals.... subject to the approval of the Board of Directors that they have appointed. Not surprisingly, the Directors go along”. (The Dallas Morning News, 1-16-2000, p. 1/10J)

WHEREAS Most corporate Boards in the United States consist of present or past Chairmen, CEOs or Presidents of other corporations who, back home, have or had the power to nominate their own Boards of Directors;

WHEREAS Directors, nominated in such a fashion, have been called “Puppets” by the author of this Proposal; “Flunkies” by David Broder of The Washington Post, and “Rubber-stampers” by Steve Hamm of Business Week magazine;

WHEREAS Sir J.E.E. Dalberg said, “Power tends to corrupt and absolute power corrupts absolutely”;

WHEREAS ALL the non-employee Directors, COMBINED, often do not own enough shares in the corporations to which they have been nominated to have genuine feelings of fiduciary responsibility to its shareholders. Their allegiance tends to be directed toward the Chairmen-CEOs-Presidents who nominated them, as revealed in the enormously distorted Compensation Packages awarded to Principal Executives that are often totally unrelated to Performance year after year after year.

WHEREAS NO salaried employees shall qualify as Director Nominees since their presence on the Board truly corrupts and destroys its function as a totally independent executive governance body;

WHEREAS To have a totally and truly independent executive governance Board, the Director nominees must come from sources over which Chairmen-Presidents-CEOs, and other Principal Executives in the corporation, have no control;

THEREFORE, be it RESOLVED That all Director Nominees must be:

1. Individual Investors who shall, for at least the past three (3) years, have been, and currently are, the sole owner of at least five million dollars ($5,000,000) of the corporation’s shares, and/or

2. Individuals from Mutual, Pension, State Treasury Funds, Foundations or Brokerages holding or representing at least two million (2,000,000) voting shares in the corporation to which they seek to be nominated.

Lowe’s Board of Directors Statement OPPOSING This Proposal

The Board of Directors opposes a minimum share ownership requirement for nominees for director because minimum share ownership requirements arbitrarily limit the number of potential candidates for election to the Board and are therefore not in the best interests of Lowe’s shareholders. The Board of Directors believes instead that the best interests of Lowe’s shareholders are served by having directors who are highly-qualified individuals with diverse backgrounds, a substantial majority of whom are independent under applicable regulatory and NYSE standards.

Lowe’s directors are currently nominated by Lowe’s Governance Committee, which is comprised entirely of independent directors. The Governance Committee reviews Lowe’s current needs and the qualifications of each director nominee when the Committee selects the slate of directors that the Board of Directors submits to the shareholders for election each year. The Governance Committee also reviews candidates nominated by shareholders. As a result, the Governance Committee regularly reviews each director’s contributions as a Board member and has an opportunity, if those reviews indicate it is necessary, to change the composition of the Board to meet Lowe’s current goals and strategies. Lowe’s believes nominees should continue to be recommended for election based solely on qualities such as ability, experience, diversity of background and soundness of judgment, rather than arbitrarily on the value of their investment in Lowe’s. This proposal would limit both the shareholders’ and the Governance Committee’s ability to nominate highly-qualified candidates who possess these qualities.

The problems relating to these limitations are especially significant given the exorbitant levels of ownership the proposal would require (i.e., five million dollars ($5,000,000) for three years). Such a requirement would impair Lowe’s ability to obtain qualified independent nominees and would also prohibit the Board from nominating numerous, talented individuals with valuable knowledge and insight just because the individual did not have the required ownership. With the high ownership thresholds in the proposal, Lowe’s could be faced with an insurmountable challenge to identify a sufficient number of highly-qualified candidates in a given year that satisfy the proposal’s ownership requirements and applicable securities laws and NYSE requirements, such as the Sarbanes-Oxley Act audit committee financial report requirement and NYSE listing standard requirement to have a majority of independent directors.

The Board of Directors also believes that the ownership of five million dollars worth of Lowe’s Common Stock is no guarantee that an individual is qualified to serve on the Board of Directors of Lowe’s. This is especially true under the proposal because there are no requirements as to qualifications of individuals for nomination other than owning a significant dollar amount of Lowe’s Common Stock. The proposal also contains no requirements or restrictions as to whom could be nominated by a mutual, pension, state treasury fund, foundation or brokerage that held two million shares of Lowe’s stock. In fact, under the proposal, a person with no qualifications to be a director of Lowe’s and who owned no stock individually would be eligible for election merely because such individual was nominated by a brokerage that held two million shares of Lowe’s stock. The Board of Directors does not believe that the value of an investment necessarily translates into the ability of a nominee of the entity holding that investment to discharge his or her duties as a director.

The proposal argues that nominees “must come from sources over which Chairmen-Presidents-CEOs, and other Principal Executives in the corporation, have no control.” However, at Lowe’s, the Governance Committee, comprised only of independent directors, is solely responsible for the nomination of directors for election. Lowe’s nominees are selected by the Governance Committee and elected by the shareholders based on experience, knowledge, ability, judgment and background, regardless of their wealth or level of investment.

The disqualification from nomination as a Lowe’s director solely because an otherwise highly-qualified individual lacked the required ownership threshold would deprive Lowe’s of the opportunity to capitalize on that individual’s qualifications, insights and experiences. This could prevent Lowe’s Board of Directors from functioning as effectively as it otherwise could and from delivering the greatest benefit to its shareholders. Accordingly, your Board of Directors unanimously recommends a vote “AGAINST” this proposal.

PROPOSAL FIVE
TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL
REQUESTING ANNUAL REPORT ON WOOD PROCUREMENT

Domini Social Investments, LLC, 536 Broadway, 7th Floor, New York, NY 10012-3915, the manager of funds owning more than 200,000 shares of Lowe’s Common Stock, has informed us that it intends to submit the following shareholder proposal at the Annual Meeting. The Board of Directors recommends voting “AGAINST” this proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

Wood Procurement Report

Whereas:

Forests are rapidly declining at a rate of 33 soccer fields per minute, according to the United Nations. Endangered forests are home to nearly 50% of the world’s species and 200 million indigenous people worldwide. Endangered forests store extensive amounts of carbon and are critical to mitigating the effects of climate change.

The forest products industry is the largest industrial consumer of endangered forests. As the second largest home improvement chain, Lowe’s is a major retailer of wood products.

In 2000, Lowe’s adopted a wood policy that acknowledges our company’s role in “determining whether these [endangered] forests will remain for future generations.” The policy’s long-term goal is to “ensure that all wood products sold in our stores originate from well-managed, non-endangered forests,” by:

•	Phasing out the purchase of wood products from endangered forests;

•	Preference to procuring wood products from independently certified, well-managed forests, recognizing that the Forest Stewardship Council (FSC) certification system has the highest certification standards;

•	Increasing procurement of recycled, engineered and alternative products.

Increasingly, companies’ forest products sourcing practices are coming under greater scrutiny. Companies such as Home Depot, Dell, IKEA, and Staples have announced policies to avoid purchasing timber products from endangered forests and established FSC-certified wood procurement preferences. FSC is the only independent forest certification system in the world accepted by the conservation, aboriginal and business communities. JP Morgan Chase’s environmental policy expresses a preference for FSC certification when financing forestry projects.

Companies can mitigate reputational risk by publicly reporting their wood purchasing practices. IKEA reports its yearly purchases of FSC-certified wood and wood policy audit results. Dell reports yearly goals and progress towards increasing the use of FSC-certified fiber in its catalogs. By comparison, Lowe’s reports wood purchases by country of origin and by volume certified to a “sustainable forest management” (SFM) standard, an undefined term that appears to blend all certification systems together, regardless of their credibility. These metrics do not measure compliance with our company’s wood policy nor demonstrate a preference towards procuring FSC-certified wood, the only credible standard for ensuring sustainable forest management.

Upon releasing its wood policy in 2000, our company’s chairman and chief executive said, “Our customers expect Lowe’s to deliver the best quality lumber and wood products that have been responsibly harvested and produced by our suppliers.” Lack of disclosure on steps taken to implement this wood policy may adversely impact consumer loyalty and long-term shareholder value.

RESOLVED:  Shareholders request that the Board of Directors issue an annual report to shareholders, at reasonable cost, and omitting proprietary information, by December 1, 2007, reporting its progress toward implementing the company’s wood policy.

Supporting Statement

The report should include a company-wide review of company practices and indicators related to measuring Lowe’s long-term goal of ensuring that all wood products sold in its stores originate from well-managed non-endangered forests. Potential indicators include quantity of FSC-certified wood sales, sales of wood products from endangered forests, and sales of recycled, engineered and alternative products.

Lowe’s Board of Directors Statement OPPOSING This Proposal

Your Board of Directors recommends voting AGAINST this proposal. Lowe’s recently published an updated report that addresses its progress toward implementing its wood policy (hereafter the “Wood Procurement Report” or the “Report”). To read the Wood Procurement Report, go to www.Lowes.com/environment and click on “Lowe’s Wood Policy Status.” The Report will be updated annually by Lowe’s.

Lowe’s is committed to protecting the environment, the world’s forests and the ecological and climate processes they support. Lowe’s has received numerous awards in recognition of its commitment to the environment, including: U.S. Environmental Protection Agency and Department of Energy’s Energy Star® Retail Partner of the Year; Tennessee Valley Authority’s Green Power Switch® Leadership Award; Tennessee Energy Leadership Award; North Carolina GreenPower® Retail Founding Sponsor. Lowe’s is recognized and currently listed in the Domini 400 Social Indexsm.

The Wood Procurement Report provides information and data regarding the following:

•	Sources of Lowe’s wood products by geographic region and country.

•	Percentages of Lowe’s wood product purchases by wood species as measured by volume in cubic feet.

•	Sourcing of Lowe’s wood products from sensitive areas, such as tropical regions and Lowe’s initiatives regarding sourcing alternatives.

•	Lowe’s enforcement practices under its wood policy.

•	Lowe’s certified product volume.

•	Shifts in wood product mix in response to responsible forest management practices such as those promoted by the Forest Stewardship Council (FSC).

•	Listing of Lowe’s product lines sourced from a more sustainable wood species or that have been certified.

•	Continued coordination with vendors, governments and conservation organizations on issues and solutions.

•	Global wood production and consumption.

The Wood Procurement Report also reflects Lowe’s review of practices and indicators Lowe’s considers when implementing its wood policy. For example, the Report discloses that the volume of wood products purchased by Lowe’s from certified forests or woodlands increased by 41% from 2003 to 2005 and lists more than a dozen products that have been changed to a more sustainable wood species or to a certified forest management standard. The Wood Procurement Report discloses that Lowe’s purchases of wood from tropical forests accounts for only 1.3% of its total purchases of wood products. The Report states that tropical forests are particularly vulnerable to the adverse consequences of certain harvesting practices, increased incidents of illegal logging and poor soil fertility. For these reasons, Lowe’s treats tropical sources of supply with particular care and Lowe’s focus is either to shift its supply in tropical regions to more responsible or certified sources such as FSC certified, or to eliminate the product completely from its supply chain. One example of elimination of a product cited by the Report was the elimination of Merbau flooring from Indonesia from Lowe’s supply chain. In that instance, when Lowe’s independently discovered that the product was not in compliance with its sourcing policy, procurements were immediately halted and Lowe’s began a sell-through process of its existing inventory of the product. An alternative product, compliant with Lowe’s policy, was identified for procurement during the 2007 Fiscal Year.

In addition to its Wood Procurement Report, Lowe’s publishes an annual Social Responsibility Report that describes, among other things, Lowe’s involvement in local community activities and alternative energy initiatives. Lowe’s also publishes information for its customers to help them use energy more efficiently and conserve water. To read Lowe’s Social Responsibility Report, go to: www.Lowes.com/environment and click on “Social Responsibility.”

As shown above, Lowe’s already complies with the shareholder’s proposal. The Wood Procurement Report, which will be updated annually, reports the Company’s progress towards implementing its wood policy. As advocated by the shareholder proponent, the Report omits proprietary information, disclosure of which would put the Company at a competitive disadvantage. Accordingly, your Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL SIX
TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL
REGARDING ANNUAL ELECTION OF EACH DIRECTOR

John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, owning more than $2,000 of Lowe’s Common Stock, has informed us that he intends to submit the following shareholder proposal at the Annual

Meeting. The Board of Directors recommends voting AGAINST this proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

Elect Each Director Annually

RESOLVED:  Shareholders request that our Directors take the steps necessary, in the most expeditious manner possible, to adopt annual election of each director.

This includes complete transition from the current staggered system to 100% annual election of each director in one election cycle unless this is absolutely impossible. Also to transition solely through direct action of our board if feasible.

John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278 sponsors this proposal.

The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic. This topic also won a 67% yes-vote average at 43 major companies in 2006.

Arthur Levitt, Chairman of the Securities and Exchange Commission, 1993-2001 said: “In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.”

It is important to take a step forward and support this one proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported (and certain concerns are noted):

•	We had no Independent Board Chairman and not even a Lead Director.

•	Four directors served on 4 to 7 boards — Over-commitment concern.

•	We were allowed to vote on individual directors only once in 3-years — Accountability concern.

•	We would have to marshal a 70% shareholder vote to make certain key governance improvements — Entrenchment concern.

•	A 70%-vote was required to remove a director for cause.

•	No shareholder right to call a special meeting.

•	Our full board met only 5-times in a year.

•	Directors who owed zero stock were:

Mr. Larson
Mr. Johnson
Mr. Ingram

Mr. Ingram was also designated as “Accelerated Vesting” director by The Corporate Library, http://www.thecorporatelibrary.com/, an independent investment research firm, due to his involvement with a board that accelerated the vesting of stock options just prior to implementation of FAS 123R policies in order to avoid recognizing the related expense — which is now required.

•	Four of our directors also served on boards rated D by the Corporate Library:

1) Mr. Browning	Wachovia (WB)	D-rated
2) Mr. Ingram	Wachovia (WB)	D-rated
	Valeant Pharmaceuticals (VRX)	D-rated
3) Mr. Fulton	Bank of America (BAC)	D-rated
4) Mr. Sloan	Bank of America (BAC)	D-rated

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes for annual election of each director.

Elect Each Director Annually
Yes on 6

Lowe’s Board of Directors Statement OPPOSING This Proposal

The Governance Committee of Lowe’s Board of Directors, which is composed entirely of independent directors regularly considers and evaluates a broad range of corporate governance issues affecting the Company, including whether to maintain the Company’s classified Board structure. For the reasons set forth below and based on the recommendation of the Governance Committee, Lowe’s Board has determined that it is in the best interests of the Company and its shareholders to maintain the Company’s current classified Board structure.

Accountability to Shareholders and Strong Corporate Governance.  Lowe’s shareholders already have a meaningful opportunity at each annual meeting of shareholders to communicate their views on the Board of Directors’ oversight of the management of the Company through the director election process. At last year’s Annual Meeting, the Board proposed to the shareholders an amendment to the Company’s Articles of Incorporation that would establish a majority voting standard for electing Lowe’s directors and retain the Company’s classified Board structure. Lowe’s shareholders approved that amendment by a vote of almost 90% of the votes cast, and the Company’s Articles of Incorporation have been so amended. As a result, to be elected a director of the Company in uncontested elections, a nominee must receive the affirmative vote of a majority of the outstanding shares voted at the annual meeting (including those shares in respect of which votes are “withheld”). With this majority voting standard now in place, Lowe’s shareholders can effectively influence the composition of the Board in each annual election by withholding their votes from any nominee for any reason. This new majority vote standard, coupled with the authority given to the Board in the event a nominee fails to receive the required majority vote to decrease the number of directors, fill any vacancy, or take other appropriate action, makes all of Lowe’s directors (not just those nominated for election in a particular year) significantly more accountable to shareholder views and concerns.

Regardless of the voting standard for election or the classification of the Board of Directors, each director is required to uphold his or her fiduciary duties to Lowe’s shareholders and the Company. Lowe’s directors are not less accountable to the shareholders or the Company because they are not re-elected every year. Accountability depends on the selection of responsible and experienced individuals, not on whether they serve terms of one year or three years.

Moreover, the corporate governance requirements under the Sarbanes-Oxley Act of 2002 and the NYSE rules have put into place structural requirements and responsibilities that have increased significantly the Board’s responsibilities to its shareholders. The Company has implemented additional measures to further foster such accountability, including the adoption of Corporate Governance Guidelines that focus on the independence and quality of Lowe’s directors and the effective functioning and regular annual self-evaluations of the Board and its Committees. For example, ten of the eleven members of Lowe’s Board of Directors are independent. In addition, the Company’s Audit Committee, Governance Committee, and Compensation Committee are each composed solely of independent directors as defined in the NYSE listing standards and the respective Committee charters.

Enhances the Independence of the Board.  Lowe’s Board believes that electing directors to three-year terms, rather than one-year terms, enhances the independence of non-employee directors by providing them with a longer assured term of office, thereby insulating them against pressures from management or from special interest groups who might have an agenda contrary to the long-term interests of all shareholders. Lowe’s current classified Board structure permits its directors to act independently and on behalf of shareholders without worrying whether they will be re-nominated by the other members of the Board each year. The freedom to focus on the long-term interests of the Company instead of on the re-nomination process leads to greater independence and better governance.

Stability and Continuity.  The classified Board structure is designed to provide stability, enhance long-term planning and ensure that, at any given time, there are directors serving on Lowe’s Board who are familiar with the Company, its business, and its strategic goals. The classified Board structure also provides flexibility by requiring the annual election of one-third of the directors and a majority of the directors over a two-year period. We believe that experienced directors who are knowledgeable about Lowe’s business environment are a valuable resource and are better positioned to make decisions that are in the best interests of the Company and its shareholders. Staggered terms give Lowe’s new directors an opportunity to gain knowledge about the Company’s business from its continuing directors. If all directors were elected annually, the Board could be composed entirely of directors who were unfamiliar with the Company, the home improvement retailing environment and the Company’s business strategies. This could jeopardize Lowe’s long-term strategies and growth plans. It is also possible if all directors were elected annually that all of the nominees for director would fail to receive a majority of the votes cast and, accordingly there would be no directors left to govern the Company.

A classified Board also assists Lowe’s in attracting and retaining highly qualified directors who are willing to commit the time and resources necessary to understand the Company, its operations and its competitive environment. We believe that agreeing to serve a three-year term demonstrates a nominee’s commitment to the Company over the long-term. Given the current corporate governance climate, in which many qualified individuals are increasingly reluctant to serve on public boards, Lowe’s could also be placed at a competitive disadvantage in recruiting qualified director candidates if their Board service could potentially be only for a one-year period.

Protection against Certain Takeovers.  A classified Board reduces the Company’s vulnerability to unfriendly or unsolicited takeover tactics that may not be in the best interests of the Company’s shareholders. A classified Board structure encourages such third parties to negotiate at arms length with the Board. Because only one-third of Lowe’s directors are elected at any annual meeting of shareholders, at least two annual meetings would be required to effect a change in control of Lowe’s Board of Directors, giving the directors the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, consider alternative proposals, and to ultimately negotiate the best result for all shareholders. Absent a classified Board, a potential acquirer could unilaterally gain control of Lowe’s by acquiring or obtaining voting control over a sufficient number of shares of Lowe’s Common Stock to replace the entire Board with its own nominees at a single annual meeting, and without paying a fair value to Lowe’s other shareholders. Having a classified Board does not prevent unsolicited takeover attempts, but it empowers the incumbent Board to negotiate terms to maximize the value of the transaction to all Lowe’s shareholders.

Recommendation Only.  Lowe’s shareholders should be aware that this shareholder proposal is simply a request that the Board take the actions stated in the proposal. Approval of this proposal may not result in the requested action being taken by Lowe’s Board of Directors and, therefore, its approval would not necessarily effectuate the declassification of the Company’s Board. Under North Carolina law, to change the structure of Lowe’s Board of Directors, the Company’s shareholders must approve an actual amendment to the Company’s Bylaws or Articles of Incorporation.

For all these reasons, the Board of Directors recommends voting AGAINST this proposal.

PROPOSAL SEVEN
TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL
REGARDING EXECUTIVE SEVERANCE AGREEMENTS

Amalgamated Bank LongView Collective Investment Fund, 11-15 Union Square, New York, NY 10003, the beneficial owner of more than $2,000 of Lowe’s Common Stock, has informed us that it intends to submit the following shareholder proposal at the Annual Meeting. The Board of Directors recommends voting “AGAINST” this proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

RESOLVED:  The shareholders of Lowe’s Companies, Inc. (“Lowe’s” or the “Company”) hereby request that the Company adopt a policy of obtaining shareholder approval for future severance agreements with senior executives that provide benefits in an amount exceeding 2.99 times the sum of the senior executive’s base salary plus annual bonus. “Future severance agreements” include employment agreements containing severance provisions; retirement agreements; change in control agreements; and agreements renewing, modifying or extending any such agreements in effect on the date this Article is adopted. “Senior executives” include the Chief Executive Officer and four other most highly compensated executive officers within the meaning of SEC Rule S-K. “Benefits” include lump-sum cash payments to or on behalf of the senior executive (including payments in lieu of medical and other benefits) and the estimated present value of periodic retirement payments, health insurance benefits, other fringe benefits and consulting fees (including reimbursable expenses) to be paid to or for the benefit of the senior executive, but does not include benefits to the extent that they are available to other executives or employees without regard to any future severance agreement.

SUPPORTING STATEMENT

Lowe’s has entered in a series of severance agreements, commonly known as “golden parachutes,” that allow senior executives to receive payment if they leave the Company in certain circumstances, as specified in the contracts.

The Company has entered into such agreements with senior executives, including CEO Robert A. Niblock. The payments to these executives include two or three years base salary, incentive bonuses, insurance benefits, and any other unpaid salary and benefits to which the executives are otherwise entitled. In addition, the executives are entitled to receive “gross-up” payments equal to the amounts needed to cover their Federal income tax liability. They may also be paid for all legal fees and expenses incurred in enforcing these agreements.

Severance agreements may be appropriate in some circumstances. Nonetheless, we believe that the potential cost of such agreements entitles shareholders to be heard when a company contemplates paying out more than three times the amount of an executive’s last salary and bonus. Moreover, the existence of such a shareholder approval requirement may induce restraint when parties negotiate such agreements.

The proposal does not require prior shareholder approval, which may not always be practical to obtain, and leaves flexibility to seek approval after material terms of an agreement are agreed upon.

Institutional investors such as the California Public Employees’ Retirement System recommend shareholder approval of these types of agreements in its proxy voting guidelines. The Council of Institutional Investors favors shareholder approval if the amount payable exceeds 200% of the senior executives’ annual base salary.

We urge shareholders to vote FOR this proposal.

Lowe’s Board of Directors Statement OPPOSING this proposal

Lowe’s Board of Directors believes the adoption of the proposal is unnecessary because other than arrangements with two named executive officers that provide for severance payments equal to 3.00 times the executive’s salary, bonus and health benefits, all of Lowe’s other severance arrangements with executive officers already provide for severance payments equal to no more than 2.99 times the executive’s salary, bonus and health benefits. On March 23, 2007, Lowe’s Board of Directors decided to memorialize its historical approach to severance agreements and adopted a Senior Executive Severance Agreement Policy (the “Policy”) that limits the ability of Lowe’s to enter into severance agreements with executive officers without shareholder approval.

Under the Policy, Lowe’s will not enter into a severance agreement with an executive officer that provides for Benefits in an amount exceeding 2.99 times the sum of the executive officer’s (i) base salary, (ii) Annual Bonus and (iii) Annual Benefits Cost, unless the severance agreement has been approved by a majority vote of Lowe’s shareholders. The Policy is attached to this Proxy Statement as Appendix C.

The Policy differs from the proposal in a few important respects. First, the Policy applies to future severance arrangements with all of Lowe’s executive officers, not just the named executive officers as the proposal requests. Second, the Policy provides greater certainty to executives Lowe’s may seek to attract and retain by stating more clearly how the 2.99 limitation is calculated and the benefits that would be subject to the limitation. The ability of Lowe’s to negotiate employment agreements, including those providing for severance payments within the limitations of the Policy and that are not subject to shareholder approval is critical to recruiting and retaining highly qualified executives. The uncertainty created by subsequent shareholder approval requirements for these arrangements would impede Lowe’s ability to attract and retain the most qualified individuals. The Policy substantially implements the intent of the proposal, while preserving the ability of Lowe’s management and Board to continue to act in the best interests of Lowe’s shareholders.

Lowe’s historical practices, as well as the Policy adopted by the Board of Directors, demonstrate the Board’s commitment to protecting shareholder value by attracting and retaining skilled executives without providing excessive severance packages. In short, despite the proponent’s allegations, Lowe’s Board of Directors has exercised restraint, even without having a policy like the one called for by the proposal. The Board of Directors believes the Policy adopted by the Board, which reflects Lowe’s historical practices of restraint, more appropriately addresses the concerns raised in the proposal and promotes the best interest of shareholders. In light of Lowe’s historical practices and its adoption of the Policy, adoption of the shareholder proposal is unnecessary.

For all these reasons, the Board of Directors recommends voting AGAINST this proposal.

PROPOSAL EIGHT
TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL
REGARDING EXECUTIVE COMPENSATION PLAN

Central Laborers’ Pension Fund, P.O. Box 1267, Jacksonville, IL 62651, the beneficial owner of approximately 8,800 shares of Lowe’s Common Stock, has informed us that it intends to submit the following shareholder proposal at the Annual Meeting. The Board of Directors recommends voting “AGAINST” this proposal.  Unless otherwise specified, proxies will be voted AGAINST the proposal.

Pay-for-Superior-Performance Proposal

Resolved:  That the shareholders of the Lowe’s Companies, Inc. (“Company”) request that the Board of Director’s Executive Compensation Committee establish a pay-for-superior-performance standard in the Company’s executive compensation plan for senior executives (“Plan”), by incorporating the following principles into the Plan:

1.	The annual incentive or bonus component of the Plan should utilize defined financial performance criteria that can be benchmarked against a disclosed peer group of companies, and provide that an annual bonus is awarded only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial criteria;

2.	The long-term compensation component of the Plan should utilize defined financial and/or stock price performance criteria that can be benchmarked against a disclosed peer group of companies. Options, restricted shares, or other equity or non-equity compensation used in the Plan should be structured so that compensation is received only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial and stock price performance criteria; and

3.	Plan disclosure should be sufficient to allow shareholders to determine and monitor the pay and performance correlation established in the Plan.

Supporting Statement:  We feel it is imperative that compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance relative to industry peers. We believe the failure to tie executive compensation to superior corporate performance; that is, performance exceeding peer group performance has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value.

We believe that common compensation practices have contributed to excessive executive compensation. Compensation committees typically target senior executive total compensation at the median level of a selected peer group, then they design any annual and long-term incentive plan performance criteria and benchmarks to deliver a significant portion of the total compensation target regardless of the company’s performance relative to its peers. High total compensation targets combined with less than rigorous performance benchmarks yield a pattern of superior-pay-for-average-performance. The problem is exacerbated when companies include annual bonus payments among earnings used to calculate supplemental executive retirement plan (SERP) benefit levels, guaranteeing excessive levels of lifetime income through inflated pension payments.

We believe the Company’s Plan fails to promote the pay-for-superior-performance principle. Our Proposal offers a straightforward solution: The Compensation Committee should establish and disclose financial and stock price performance criteria and set peer group-related performance benchmarks that permit awards or payouts in its annual and long-term incentive compensation plans only when the Company’s performance exceeds the median of its peer group. A senior executive compensation plan based on sound pay-for-superior-performance principles will help moderate excessive executive compensation and create competitive compensation incentives that will focus senior executives on building sustainable long-term corporate value.

Lowe’s Board of Directors Statement OPPOSING this proposal

Lowe’s Board of Directors believes that Lowe’s existing Executive Compensation Program (the “Program”) promotes the best interests of Lowe’s shareholders by emphasizing pay for performance in achieving Lowe’s corporate goals and strategies. The Program is administered by, and compensation is set by, our Compensation Committee, which is comprised solely of independent directors. Under the Program, the Compensation Committee emphasizes pay for performance through various components of compensation consisting of stock-based compensation and annual bonuses and long-term incentive awards determined by pre-established performance measures. All of Lowe’s equity compensation plans used in the Program have been voted on and approved by Lowe’s shareholders, including the Lowe’s Companies, Inc. 2006 Annual Incentive Plan and Lowe’s Companies, Inc. 2006 Long-Term Incentive Plan that were approved by Lowe’s shareholders at last year’s annual meeting. A more complete description of the policies, practices and plans that comprise the Program is contained in the Compensation Disclosure and Analysis section of this Proxy Statement.

As of result of the Program, a substantial proportion of total compensation, especially for higher level executives, is performance-based. For example, in 2006, 89% of total target compensation for the Chairman and Chief Executive Officer was based upon Lowe’s performance. Similarly, 84% of total annual compensation target amount was performance-based for the executive vice presidents.

As further discussed in our CD&A, the Program is designed to establish a strong link between the creation of shareholder value and the compensation earned by Lowe’s executive officers. The Program’s fundamental objectives include:

•	maximizing shareholder value;

•	providing an opportunity for meaningful stock ownership by executives;

•	aligning executive compensation with Lowe’s mission, values and business strategies;

•	attracting and retaining executives who have the leadership skills and motivation that are critical to Lowe’s success in enhancing shareholder value;

•	providing compensation that is commensurate with Lowe’s performance and the contributions made by executives toward Lowe’s performance; and

•	supporting the long-term growth and success of Lowe’s.

The Compensation Committee’s intent in administering the Program is to provide total annual compensation at certain percentiles within a group of comparable companies in the retailing industry, depending on Lowe’s achievement of its financial performance goals.

While the Compensation Committee takes into account peer comparisons, the Committee and the Board believe that granting compensation based primarily on Lowe’s performance as measured against the standards it sets for itself is better for Lowe’s shareholders than the plan proposed by proponent. Peer companies, at any given time, may be in different circumstances or have different strategies than Lowe’s. Tying compensation only to a comparison against peer companies’ performance on specific measures may have unintended and undesirable results. Under the proposal, in a year where all or certain peer companies are failing to meet their goals or standards or are otherwise under-performing, executives of Lowe’s could be awarded significant compensation as long as Lowe’s exceeded the performance of the members of its peer group, even if Lowe’s was under-performing its own targets. Under Lowe’s current Program, the executives are not rewarded for under-performing Lowe’s targets merely because Lowe’s is exceeding its peer group’s performance. Similarly, the Compensation Committee and the Board believe that compensation plans that would pay nothing for outstanding performance at Lowe’s simply because Lowe’s did not match the performance of its peer companies in certain areas would not accomplish the purposes of performance-based compensation. In the Board’s view, executives are motivated when their performance-based compensation is tied directly to something over which they control, such as their company’s performance, and not to the performance of peer companies over which they have no control. The Committee and the Board therefore believe the best approach is to focus the Program primarily on Lowe’s performance against the performance targets established each year.

The Program includes equity incentive compensation components, including awards of stock options, restricted stock, performance accelerated restricted stock, performance shares and stock appreciation rights. Each of these types of awards are or may be contingent upon the achievement of performance criteria established by the Compensation Committee and each vest over time, which promotes retention of the executive as an employee of Lowe’s. These types of awards are inherently performance-based, since each award’s ultimate value to the executive is tied directly to the market price of Lowe’s Common Stock. For example, the exercise or grant price of stock options may not be less than the market price of Lowe’s Common Stock on the date of grant. As a result, option holders only realize a benefit if Lowe’s Common Stock increases in value subsequent to the grant date. Moreover, Lowe’s stock ownership and retention policy for all executive vice presidents and more senior officers of Lowe’s requires Lowe’s officers to maintain an economic stake in Lowe’s performance. Under the Program therefore, the executives will realize the most value from their compensation if the market price of Lowe’s Common Stock increases over time, thus aligning the interest of Lowe’s executives with Lowe’s shareholders.

Finally, the Board believes that it is in the best interest of shareholders to preserve the flexibility and discretion of the Compensation Committee to, from time to time, select and design compensation programs to attract and retain highly-qualified personnel and to align employee incentives with the overall objectives of Lowe’s shareholders. This flexibility and discretion is critical to the Committee’s ability to effectively function. Adoption of the proposal would place an unnecessary constraint on the Committee’s ability to fulfill its role and to tailor executive compensation to the Company’s goals and strategies. As a result, it could be detrimental to the long-term interests of Lowe’s shareholders. For all these reasons, your Board of Directors recommends a vote AGAINST this proposal.

ADDITIONAL INFORMATION

Solicitation of Proxies

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally, by telephone or by certain employees of the Company without additional compensation. The Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to principals and obtaining their proxies. The Company has engaged the proxy soliciting firm of Georgeson Shareholder Communications Inc. to distribute proxy materials and solicit proxies for the Annual Meeting of Shareholders at an anticipated cost of $8,000 (plus handling fees).

Voting of Proxies

When a choice is specified with respect to any matter to come before the Annual Meeting of Shareholders, the shares represented by the proxy will be voted in accordance with such specifications.

When a choice is not so specified, the shares represented by the proxy will be voted “FOR ALL” nominees named in Proposal One, “FOR” Proposals Two and Three, and “AGAINST” Proposals Four, Five, Six, Seven and Eight, as set forth in the Notice of Annual Meeting of Shareholders and Proxy Card.

Management is not aware that any matters other than those specified herein will be presented for action at the Annual Meeting of Shareholders, but if any other matters do properly come before the Annual Meeting of Shareholders, the proxyholders will vote upon such matters in accordance with their best judgment.

In the election of directors, a specification to withhold authority to vote for the slate of nominees named on the proxy card will not constitute an authorization to vote for any other nominee.

Delivery of Proxy Statements

As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless such share owners have notified the Company of their desire to receive multiple copies of the Proxy Statement.

The Company will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies and/or to request multiple copies of the Proxy Statement in the future should be directed to our Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, (704) 758-1000.

Shareholders residing at the same address and currently receiving multiple copies of the Proxy Statement may contact our Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117, (704) 758-1000 to request that only a single copy of the Proxy Statement be mailed in the future.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Proposals of shareholders intended to be presented at the 2008 Annual Meeting of Shareholders must be received by the Board of Directors for consideration for inclusion in the Proxy Statement and form of proxy relating to that meeting on or before December 17, 2007. In addition, if the Company receives notice of a shareholder proposal after February 24, 2008, the proxyholders for the 2008 Annual Meeting of Shareholders will have discretionary voting authority to vote on such proposal at the 2008 Annual Meeting of Shareholders. Proposals should be addressed to the attention of Gaither M. Keener, Jr., Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, at the Company’s principal executive offices, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.

ANNUAL REPORT

The Annual Report to Shareholders accompanies this Proxy Statement. The Company’s report to the SEC on Form 10-K for the Fiscal Year that ended February 2, 2007 is available upon written request addressed to Lowe’s Companies, Inc., Investor Relations Department, 1000 Lowe’s Boulevard, Mooresville, North Carolina 28117.

MISCELLANEOUS

The information referred to in this Proxy Statement under the captions “Report of the Compensation and Organization Committee” and “Report of the Audit Committee” (to the extent permitted under the Exchange Act) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Exchange Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by Lowe’s under the Exchange Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

By order of the Board of Directors,

Gaither M. Keener, Jr.
Senior Vice President,
General Counsel, Secretary &
Chief Compliance Officer

Mooresville, North Carolina
April 12, 2007

APPENDIX A

LOWE’S COMPANIES, INC.
CATEGORICAL STANDARDS
FOR DETERMINATION
OF
DIRECTOR INDEPENDENCE

APPENDIX A

CATEGORICAL STANDARDS FOR DETERMINATION OF DIRECTOR INDEPENDENCE

It has been the long-standing policy of Lowe’s Companies, Inc. (the “Company”) to have a substantial majority of independent directors. No director qualifies as independent under the New York Stock Exchange (“NYSE”) corporate governance rules unless the Board of Directors affirmatively determines that the director has no material relationship with the Company. The NYSE’s corporate governance rules include several “bright line” tests for director independence. No director who has a direct or indirect relationship that is covered by one of those tests shall qualify as an independent director. To assist the Board of Directors in making determinations of independence about relationships individual directors may have that are not covered by one of those “bright line” tests, the Board of Directors has adopted categorical standards for director independence that are set forth below.

* * *

The Board of Directors has determined that the following relationships with the Company, either directly or indirectly, will not be considered material relationships for purposes of determining whether a director is independent:

•	Relationships in the ordinary course of business. Relationships involving (1) the purchase or sale of products or services or (2) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director if the following conditions are satisfied:

•	any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three years do not exceed the greater of (i) $1 million or (ii) 2% of such other organization’s consolidated gross revenues

•	the products and services are provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers

•	the relationship does not involve consulting, legal, or accounting services provided to the Company or its subsidiaries

•	any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers

•	Relationships with organizations to which a director is connected solely as a shareholder or partner. Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder or partner of the organization. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10% of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25% or more general partnership interest, or more than a 10% overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

•	Contributions to charitable organizations. Contributions made or pledged by the Company, its subsidiaries, or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee if the following conditions are satisfied:

•	within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year

A-1

•	the charitable organization is not a family foundation created by the director or an immediate family member.

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

•	Equity relationship. If the director, or an immediate family member, is an executive officer of another organization in which the Company owns an equity interest, and if the amount of the Company’s interest is less than 10% of the total voting interest in the other organization.

•	Stock ownership. The director is the beneficial owner (as that term is defined under Rule 13d of the Securities Exchange Act of 1934, as amended) of less than 10% of the Company’s outstanding capital stock.

•	Other family relationships. A relationship involving a director’s relative who is not a member of such director’s immediate family (see definition below).

•	Employment relationship. The director has not been an employee of the Company or any of its subsidiaries during the last five years.

•	Employment of immediate family members. No immediate family member of the director is a current employee, or has been an executive officer during the last five years, of the Company or any of its subsidiaries.

•	Relationships with acquired or joint venture entities. In the last five years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

•	Voting arrangements. The director is not a party to any contract or arrangement with any member of the Company’s management regarding the director’s nomination or election to the Board, or requiring the director to vote with management on proposals brought before the Company’s shareholders.

Definitions of Terms Used in these Categorical Standards

•	“Immediate Family Member” — includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

•	“Executive Officer” means the president, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance) or any other person who performs similar policy-making functions for an organization.

A-2

APPENDIX B

LOWE’S COMPANIES
EMPLOYEE STOCK OPTION PLAN —
STOCK OPTIONS FOR EVERYONE

ARTICLE I — DEFINITIONS	B-1
1.01 Administrator	B-1
1.02 Affiliate.	B-1
1.03 Board	B-1
1.04 Change in Control	B-1
1.05 Code	B-1
1.06 Committee	B-1
1.07 Common Stock	B-1
1.08 Company	B-1
1.09 Compensation	B-1
1.10 Control Change Date	B-2
1.11 Date of Exercise	B-2
1.12 Date of Grant	B-2
1.13 Election Date	B-2
1.14 Eligible Employee	B-2
1.15 Enrollment Form	B-2
1.16 Enrollment Period	B-2
1.17 Exchange Act	B-2
1.18 Fair Market Value	B-2
1.19 Five Percent Shareholder	B-2
1.20 Offering Period	B-2
1.21 Option	B-3
1.22 Participant	B-3
1.23 Plan	B-3
1.24 Rights Agreement	B-3
ARTICLE II — PURPOSES	B-3
ARTICLE III — ADMINISTRATION	B-3
ARTICLE IV — ELIGIBILITY	B-3
ARTICLE V — COMPENSATION DEDUCTIONS	B-3
5.01 Enrollment Form	B-3
5.02 Participant’s Account	B-4
ARTICLE VI — OPTION GRANTS	B-4
6.01 Number of Shares	B-4
6.02 Option Price	B-4
ARTICLE VII — EXERCISE OF OPTION	B-4
7.01 Automatic Exercise	B-4
7.02 Change in Control	B-4
7.03 Nontransferability	B-5
7.04 Employee Status	B-5
7.05 Delivery of Certificates	B-5
7.06 Vesting	B-5
ARTICLE VIII — WITHDRAWAL AND TERMINATION OF EMPLOYMENT	B-5

B-i

8.01 Generally.	B-5
8.02 Subsequent Participation	B-5
ARTICLE IX — STOCK SUBJECT TO PLAN	B-6
9.01 Aggregate Limit	B-6
9.02 Reallocation of Shares	B-6
ARTICLE X — ADJUSTMENT UPON CHANGE IN COMMON STOCK	B-6
ARTICLE XI — COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES	B-6
ARTICLE XII — GENERAL PROVISIONS	B-6
12.01 Effect on Employment and Service	B-6
12.02 Unfunded Plan	B-6
12.03 Rules of Construction	B-7
ARTICLE XIII — AMENDMENT	B-7
ARTICLE XIV — DURATION OF PLAN	B-7
ARTICLE XV — EFFECTIVE DATE OF PLAN	B-7

B-ii

ARTICLE I — DEFINITIONS

1.01  Administrator .

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02  Affiliate .

Affiliate means any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes an Affiliate after the adoption of this Plan, that the Board designates as a participating employer in the Plan.

1.03  Board .

Board means the Board of Directors of the Company.

1.04  Change in Control .

Change in Control means that following a Stock Acquisition Date, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) of the Rights Agreement), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (ii) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) of the Rights Agreement), shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation in such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, (iii) the Company shall be a party to a statutory share exchange with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(n) of the Rights Agreement), after which the Company is a Subsidiary of any other Person, or (iv) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(n) of the Rights Agreement). For purposes of this Plan, the terms “Stock Acquisition Date,” “Person,” and “Subsidiary” shall have the same meaning as assigned to such terms in the Rights Agreement.

1.05  Code .

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06  Committee .

Committee means the Compensation Committee of the Board.

1.07  Common Stock .

Common Stock means the common stock of the Company.

1.08  Company .

Company means Lowe’s Companies, Inc.

1.09  Compensation .

Compensation means, as to payroll periods ending during an Offering Period, (a) in the case of an employee who is classified as a full-time employee under the payroll procedures of the Company or an Affiliate and who works at least 80 hours in a payroll period, the employee’s base salary or wages for the biweekly payroll period based on 80 hours of work during the payroll period, (b) in the case of an employee who is classified as a full-time employee under the payroll procedures of the Company or an Affiliate and who works less than 80 hours in a payroll period, the employee’s actual base salary or wages for the biweekly payroll period, (c) in the case of an employee who is not classified as a full-time employee under the payroll procedures of the Company or an Affiliate and who works at least 40 hours in a payroll period, the employee’s base salary or wages for the biweekly payroll period based on 40 hours of work during the payroll period and (d) in the case of an employee who is not classified as a full-

time employee under the payroll procedures of the Company or an Affiliate and who works less than 40 hours in a payroll period, the employee’s actual base salary or wages for the biweekly payroll period.

1.10  Control Change Date .

Control Change Date means the date on which a Change in Control occurs. If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.11  Date of Exercise .

Date of Exercise shall be concurrent with the applicable Date of Grant.

1.12  Date of Grant .

Date of Grant means each (a) November 30 next following the June 1 beginning of each Offering Period, and (b) May 31 next following the December 1 beginning of each Offering Period.

1.13  Election Date .

Election Date means the last business day of the Enrollment Period.

1.14  Eligible Employee .

Eligible Employee means (a) an employee of the Company or an Affiliate who is classified as a full-time employee under the payroll procedures of the Company or Affiliate and (b) an employee of the Company or an Affiliate who is not classified as a full-time employee under the payroll procedures of the Company or Affiliate and who has completed at least twelve months of continuous employment with the Company and its Affiliates. The preceding sentence to the contrary notwithstanding, an individual who is a Five Percent Shareholder is not an Eligible Employee.

1.15  Enrollment Form .

Enrollment Form means the form, prescribed by the Administrator, that a Participant uses to authorize a reduction in his Compensation in accordance with Article V.

1.16  Enrollment Period .

Enrollment Period means (a) the month of May in the case of the Offering Period beginning on June 1 and (b) the month of November in the case of the Offering period beginning on December 1.

1.17  Exchange Act .

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.18  Fair Market Value .

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the primary exchange on which shares of the Common Stock are listed. If, on any given date, no share of Common Stock is traded on an established stock exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.

1.19  Five Percent Shareholder .

Five Percent Shareholder means any individual who, immediately after the grant of an Option owns or would be deemed to own more than five percent of the total combined voting power or value of all classes of stock of the Company or of an Affiliate. For this purpose, (i) an individual shall be considered to own any stock owned (directly or indirectly) by or for his brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary, and (ii) stock of the Company or an Affiliate that an individual may purchase under outstanding options (whether or not granted under this Plan) shall be treated as stock owned by the individual.

1.20  Offering Period .

Offering Period means each six-month period during the term of the Plan (i) beginning on June 1 and ending on November 30, and (ii) beginning on December 1 and ending on May 31.

1.21  Option .

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock in accordance with, and subject to, the terms and conditions prescribed by the Plan.

1.22  Participant .

Participant means an Eligible Employee, including an Eligible Employee who is a member of the Board, who satisfies the requirements of Article IV and who elects to receive an Option.

1.23  Plan .

Plan means the Lowe’s Companies Employee Stock Purchase Plan — Stock Options for Everyone.

1.24  Rights Agreement .

Rights Agreement means the Amended and Restated Rights Agreement dated December 2, 1999 between the Company and Equiserve Trust Company, N.A. as Rights Agent.

ARTICLE II — PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Options qualifying under Section 423 of the Code. No Option shall be invalid for failure to qualify under Section 423 of the Code. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III — ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have complete authority to interpret all provisions of this Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Option. All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV — ELIGIBILITY

Each person who is or will be an Eligible Employee as of the first day of each Offering Period may elect to participate in the Plan by completing an Enrollment Form in accordance with Section 5.01 and returning it to the Administrator on or before the Election Date.

ARTICLE V — COMPENSATION DEDUCTIONS

5.01  Enrollment Form .

(a) An Eligible Employee who satisfies the requirements of Article IV becomes a Participant for an Offering Period by completing an Enrollment Form and returning it to the Administrator on or before the Election Date. The Participant’s Enrollment Form shall authorize deductions from his or her Compensation for purposes of the Plan and shall specify the percentage of Compensation to be deducted; provided, however, that the percentage shall be in multiples of one percent and shall be at least one percent but not more than twenty percent and shall not exceed $10,625 for any Offering Period.

(b) A Participant may not contribute to, or otherwise accumulate funds under, the Plan except by Compensation deductions in accordance with his or her Enrollment Form.

(c) A Participant’s Enrollment Form becomes operative on the Election Date. An Enrollment Form may be amended or revoked before the Election Date. Once an Enrollment Form becomes operative it will continue in effect, and may not be amended, until the earlier of the Date of Exercise, the Participant’s termination of employment or the Participant’s withdrawal from the Plan in accordance with Section 8.01.

5.02  Participant’s Account .

A recordkeeping account shall be established for each Participant. All amounts deducted from a Participant’s Compensation pursuant to his or her Enrollment Form shall be credited to his or her account. No interest will be paid or credited to the account of any Participant.

ARTICLE VI — OPTION GRANTS

6.01  Number of Shares .

(a) Each Eligible Employee who is a Participant on the Date of Grant shall be granted an Option as of the Date of Grant. The number of shares of Common Stock subject to such Option shall be the number of whole shares determined by dividing the option price into the balance credited to the Participant’s account as of the Date of Exercise. Notwithstanding the preceding sentence, no Participant will be granted an Option as of any Date of Grant for more than a number of shares of Common Stock determined by dividing $12,500 by the Fair Market Value on the Date of Grant.

(b) An Option covering a fractional share will not be granted under the Plan. Any amount remaining to the credit of the Participant’s account after the exercise of an Option shall remain in the account and applied to the payment of the option price of the Option granted in the following Offering Period, if the Participant continues to participate in the Plan or, if he or she does not continue to participate in the Plan, shall be returned to the Participant.

6.02  Option Price .

The price per share for Common Stock purchased on the exercise of any Option granted on or before November 30, 2004 shall be the lesser of (i) eight-five percent of the Fair Market value on the first day of the Offering Period or (ii) eighty-five percent of the Fair Market Value on the Date of Exercise. The price per share for Common Stock purchased on the exercise of any Option granted after November 30, 2004 shall be eight-five percent of the Fair Market Value on the Date of Exercise.

ARTICLE VII — EXERCISE OF OPTION

7.01  Automatic Exercise .

Subject to the provisions of Articles VIII, IX and XI, each Option shall be exercised automatically as of the Date of Grant for the number of whole shares of Common Stock that may be purchased at the option price for that Option with the balance credited to the Participant’s account.

7.02  Change in Control .

(a) Notwithstanding any other provision of this Plan, in the event of a Change in Control the Committee may prescribe that (i) the Date of Exercise for all outstanding Options shall be the Control Change Date (in which case the option price per share shall be the Fair Market Value on the Control Change Date), (ii) all outstanding Options shall be canceled as of the Control Change Date and each Participant shall be entitled to a payment per share (in cash or other property as determined by the Committee), equal to the Fair Market Value of the number of shares of Common Stock that would have been issued to the Participant if the Option had been exercised under the preceding clause (i) or (iii) a substitute option shall be granted for each outstanding Option in accordance with Section 424 of the Code.

(b) A Participant shall be entitled to a payment under this Plan if (i) any benefit, payment, accelerated vesting or other right under this Plan constitutes a “parachute payment” (as defined in Code section 280G(b)(2)(A), but without regard to Code section 280G(b)(2)(A)(ii)), with respect to such Participant and (ii) the Participant incurs a liability under Code section 4999. The amount payable to a Participant described in the preceding sentence shall be the amount required to indemnify the Participant and hold him harmless from the application of Code sections 280G and 4999. To effect this indemnification, the Company must pay such Participant an amount sufficient to pay the excise tax imposed on Participant under Code section 4999 with respect to benefits, payments, accelerated vesting and other rights under this Plan and any other plan or agreement and any income, employment, hospitalization, excise or other taxes attributable to the indemnification payment. The benefit payable under this Section 7.02(b) shall be paid in a single cash sum not later than twenty days after the date (or extended filing date) on which the tax return reflecting liability for the Code section 4999 excise tax is required to be filed with the Internal Revenue Service.

7.03  Nontransferability .

Each Option granted under this Plan shall be nontransferable. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04  Employee Status .

For purposes of determining whether an individual is employed by the Company or an Affiliate, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

7.05  Delivery of Certificates .

Subject to the provisions of Articles IX and XI, the Company shall deliver, to a broker designated by the Administrator, the certificate or certificates evidencing the shares of Common Stock acquired by each Participant during an Offering Period. Certificates evidencing the shares acquired by a Participant shall be delivered to the Participant as promptly as possible following the Participant’s request to such broker or, upon the Participant’s direction, the broker shall sell such shares of Common Stock and deliver the net sales proceeds to the Participant.

7.06  Vesting .

A Participant’s interest in the Common Stock purchased upon the exercise of an Option shall be immediately vested and nonforfeitable.

ARTICLE VIII — WITHDRAWAL AND TERMINATION OF EMPLOYMENT

8.01  Generally .

A Participant may revoke his or her Enrollment Form for an Offering Period and withdraw from Participation in the Plan for that Offering Period by giving written notice to that effect to the Administrator at any time before the Date of Exercise. In that event, all of the payroll deductions credited to his or her account will be paid to the Participant promptly after receipt of the notice of withdrawal and no further payroll deductions will be made from his or her Compensation for that Offering Period. A Participant shall be deemed to have elected to withdraw from the Plan in accordance with this Section 8.01 if he or she ceases to be an employee of the Company and its Affiliates for any reason.

8.02  Subsequent Participation .

A Participant who has withdrawn his participation in the Plan under Section 8.01 may submit a new Enrollment Form to the Administrator and resume participation in the Plan for any later Offering Period, provided that he or she satisfies the requirements of Article IV and the Administrator receives his or her Enrollment Form on or before the Election Date.

ARTICLE IX — STOCK SUBJECT TO PLAN

9.01  Aggregate Limit .

The maximum aggregate number of shares of Common Stock that may be issued under this Plan pursuant to the exercise of Options is 45,000,000 shares. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article X.

9.02  Reallocation of Shares .

If an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof shall be reallocated to other Options to be granted under this Plan.

ARTICLE X — ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Options may be granted under this Plan and the terms of outstanding Options shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article X by the Committee shall be final and conclusive.

The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options may be granted or the terms of outstanding Options.

ARTICLE XI — COMPLIANCE WITH LAW AND APPROVAL
OF REGULATORY BODIES

No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XII — GENERAL PROVISIONS

12.01  Effect on Employment and Service .

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any individual at any time with or without assigning a reason therefor.

12.02  Unfunded Plan .

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

12.03  Rules of Construction .

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

ARTICLE XIII — AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

ARTICLE XIV — DURATION OF PLAN

No Option may be granted under this Plan more than ten years after the earlier of the date this Plan is adopted by the Board or the date this Plan is approved by shareholders in accordance with Article XV. Options granted before that date shall remain valid in accordance with their terms.

ARTICLE XV — EFFECTIVE DATE OF PLAN

Options may be granted under this Plan upon its approval by a majority of the votes entitled to be cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting within twelve months after this Plan is adopted by the Board.

APPENDIX C

LOWE’S COMPANIES, INC.
SENIOR EXECUTIVE SEVERANCE
AGREEMENT POLICY

SENIOR EXECUTIVE SEVERANCE AGREEMENT POLICY

Lowe’s will not enter into a Severance Agreement with a Senior Executive that provides for Benefits in an amount exceeding 2.99 times the sum of (i) the Senior Executive’s base salary, (ii) the Senior Executive’s Annual Bonus and (iii) the Senior Executive’s Annual Benefits Cost, unless the Severance Agreement has been approved by a majority vote of the Company’s shareholders.

For purposes of this Policy:

“Severance Agreement ” means any employment, retirement, change in control or other agreement (including any renewal, extension or material modification or amendment of any such agreement) that provides for the payment or provision of Benefits to a Senior Executive following the termination of the Senior Executive’s employment, regardless of the date, cause or manner of such termination.

“Annual Benefits Cost ” means the annual cost of the Senior Executive’s participation in the welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies to employees generally (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs).

“Annual Bonus ” means the greater of (i) the annual bonus earned for the year prior to the year in which termination of employment occurs, or (ii) the target annual bonus for the year in which termination of employment occurs.

“Benefits ” means (a) severance benefits payable in cash or stock to a Senior Executive (including amounts payable for the uncompleted portion of an employment agreement term), including both lump-sum payments and the estimated present value of any periodic payments of cash or stock, (b) consulting fees and (c) the estimated value of perquisites paid or provided following the date of termination of the Senior Executive’s employment. The term does not include (i) retirement benefits earned or accrued during employment under qualified or non-qualified retirement plans sponsored by the Company, (ii) the value of accelerated vesting of, or payments with respect to, any outstanding equity-based awards granted prior to termination of employment or the extension of the exercise period of any such award, (iii) gross-up payments for the excise tax imposed under Section 4999 of the Internal Revenue Code, (iv) any compensation or other benefits earned, accrued or otherwise provided for services rendered prior to the date of termination, or (v) any legal fees and expenses which the Senior Executive may reasonably incur to enforce the Company’s obligations under the Severance Agreement.

“Senior Executive ” has the meaning given to the term “executive officer” in Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

The Board delegates to the Compensation and Organization Committee exclusive authority to interpret and administer the provisions of this policy, in its sole discretion, including, without limitation, the determination of the value of any non-cash benefits, as well as the present value of any cash or non-cash benefits payable over a period of time.

C-1

Directions to the Ballantyne Resort

From Charlotte Douglas International Airport:

Take the airport freeway to Billy Graham Parkway South (you will exit to your right) and continue approximately 8 miles. Take I-77 South to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. Ballantyne Resort is on your left at the first traffic light.

From 1-85 North:

Take I-85 North to I-485 South to exit 61 Johnston Road. Turn right onto Johnston Road and turn left at the next light into Ballantyne Resort.

From 1-85 South:

From I-85 South take the I-485 South/West exit at Concord, NC and continue on I-485 to exit 61 B Johnston Road (2nd exit under bridge). Turn right onto Johnston Road (headed South) and Ballantyne Resort is on your left at the second traffic light.

From 1-77:

From 1-77 South:

Take I-77 South to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. Ballantyne Resort is on your left at the first traffic light.

From 1-77 North:

Take I-77 North to I-485 East, take Exit 61 Johnston Road and turn right onto Johnston Road. Ballantyne Resort is on your left at the first traffic light.

Printed on Recycled Paper

LOWE’S-PS-06

Lowe’s and the gable design are registered trademarks of LF, LLC.	002CS-14267

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on May 25, 2007.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Vote by Internet
•	Log on to the Internet and go to www.investorvote.com
•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
•	Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	123456	C0123456789	12345

     ▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors — Lowe’s Board of Directors recommends a vote FOR the listed nominees.

1. Nominees:	01 — David W. Bernauer	02 — Leonard L. Berry	03 — Dawn E. Hudson	04 — Robert A. Niblock

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

☐	For All Except —	To withhold a vote for a specific nominee, mark the box to the left with an X and mark the appropriately numbered box or boxes to the right.	01 - ☐	02 - ☐	03 - ☐	04 - ☐
B	Proposals of Management — Lowe’s Board of Directors recommends a vote FOR Proposals 2 and 3.

		For	Against	Abstain

2.	To approve an amendment to the Lowe’s Companies Employee Stock Purchase Plan — Stock Options For Everyone - to increase the number of shares authorized for issuance under the Plan.	☐	☐	☐

		For	Against	Abstain

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Accountants.	☐	☐	☐

C	Shareholder Proposals — Lowe’s Board of Directors recommends a vote AGAINST Proposals 4, 5, 6, 7 and 8.

		For	Against	Abstain

4.	Shareholder proposal establishing minimum share ownership requirements for director nominees.	☐	☐	☐

5.	Shareholder proposal requesting annual report on wood procurement.	☐	☐	☐

6.	Shareholder proposal regarding annual election of each director.	☐	☐	☐

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting.		☐

		For	Against	Abstain

7.	Shareholder proposal regarding executive severance agreements.	☐	☐	☐

8.	Shareholder proposal regarding executive compensation plan.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any postponement or adjournment thereof.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ABOVE AND DATE AND SIGN IN SECTION D ON THE
REVERSE SIDE OF THIS CARD.

RECEIVE FUTURE PROXY MATERIALS ELECTRONICALLY. Receiving shareholder material electronically reduces mailing and printing costs and is better for the environment. Would you like to receive future proxy materials electronically?
If so, and you are a registered shareholder, go to http://www.computershare.com/us/ecomms and follow the instructions provided.
If so, and you are an employee, go to https://www.econsent.com/low and follow the instructions provided.
Shareholders and employees who elect this option will be notified each year by e-mail how to access the proxy materials and how to vote their shares on the Internet.
You may access Lowe’s Companies, Inc.’s 2006 Annual Report at www.Lowes.com/annualreport and Proxy Statement at www.Lowes.com/proxy.
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

2007 Annual Meeting of Shareholders
THIS PROXY IS SOLICITED ON BEHALF OF LOWE’S BOARD OF DIRECTORS
The undersigned hereby appoints Gaither M. Keener, Jr. and Robert F. Hull, Jr., and each of them, as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Lowe’s Companies, Inc. held of record by the undersigned at the close of business on March 30, 2007, at the Annual Meeting of Shareholders to be held on May 25, 2007, or any adjournment or postponement thereof. The proxies are authorized to vote on such other business as may properly come before the meeting or any postponement or adjournment thereof, exercising their discretion as set forth in the 2007 Notice of Annual Meeting of Shareholders and Proxy Statement.
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR ALL” nominees named in Proposal 1, “FOR” Proposals 2 and 3 and “AGAINST” Proposals 4, 5, 6, 7 and 8.
This card also constitutes voting instruction to State Street Bank and Trust Company, the Trustee of the Lowe’s 401 (k) Plan, to vote the shares of Common Stock of Lowe’s Companies, Inc., if any, allocated to the undersigned’s 401 (k) account pursuant to the instructions on the reverse side. Any allocated shares for which no instructions are timely received will be voted by the Trustee in the manner directed by a 401 (k) fiduciary committee.
PLEASE MARK ON THE REVERSE SIDE, SIGN AND DATE BELOW, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET.
(Items to be voted appear on reverse side.)
D.	Authorized Signatures — This section must be completed for your instructions to be executed. — Date and Sign Below
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such, and where more than one name appears, each should sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON THE REVERSE SIDE OF THIS CARD AND DATE AND
SIGN IN SECTION D ABOVE.